SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

TRI-CONTINENTAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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an investment you can live with

August 26, 2008

Dear Tri-Continental Stockholder:

Enclosed is a proxy statement seeking your vote to approve a new Investment Management Services Agreement (“Advisory Agreement”) between Tri-Continental Corporation and RiverSource Investments, LLC (“RiverSource”) and to elect ten new directors. The proxy statement contains important information, and we urge you to read it carefully.

This proxy statement is being sent, and your vote requested, because J. & W. Seligman & Co. Incorporated (“Seligman”), Tri-Continental’s manager, has agreed to be acquired by RiverSource in a transaction that is likely to close in the fourth quarter of 2008. Consummation of the acquisition of Seligman will result in an assignment and automatic termination of Tri-Continental’s current management agreement with Seligman. Tri-Continental’s Board of Directors approved the Advisory Agreement as being in the best interests of Tri-Continental, and recommended it to stockholders for their approval, after careful consideration.

A certain group of stockholders (the “Group”) declared their intent to vote against the approval of the Advisory Agreement and to solicit other stockholders to vote against approval. Given the holdings of these stockholders and the voting patterns in previous proxy contests, the Board believed that it would be very difficult, if not impossible, for Tri-Continental to obtain approval of the Advisory Agreement absent the agreement of these stockholders.

Tri-Continental and the Group entered into a settlement agreement on August 19, 2008 under which the Group agreed to vote in accordance with your Board’s recommendations to approve the Advisory Agreement and to elect ten new directors. Tri-Continental agreed that following the acquisition of Seligman by RiverSource, and subject to certain conditions, it would conduct two tender offers provided that the Advisory Agreement is approved by stockholders at the upcoming special meeting. The terms of the agreement, including the terms of the proposed tender offers, are summarized in the enclosed proxy statement on pages 10 and 11.

This agreement meets a number of important goals: First, in recognition of the strong preference of many long-term stockholders, Tri-Continental would continue to operate as a closed-end fund, as it has since 1929; Second, Tri Continental’s investment objective would remain unchanged; and Third, the Group and other stockholders would be provided with an opportunity to reduce or eliminate their holdings at a small discount to net asset value, although the first tender offer will not be attractive to most individual stockholders for the reasons discussed in the proxy statement.

There will be no obligation to participate in either tender offer. If no action is taken on your part, the number of shares you own of Tri-Continental will remain unchanged. The terms and conditions of the tender offers will be described in the tender offer documents.

Stockholders have repeatedly indicated their support for Tri-Continental’s closed-end structure. The Board believes that the closed-end structure of Tri-Continental will be maintained as a result of the measures described above and in the enclosed proxy statement.

Sincerely,

William C. Morris	Brian T. Zino
Chairman	President

The tender offers referred to herein, if made, will be made only by the Offers to Repurchase and related Letters of Transmittal. Stockholders should read these documents carefully when they become available, free of charge, at the website of the Securities and Exchange Commission (www.sec.gov). The Offers to Repurchase will not be made to, nor will tenders be accepted from or on behalf of, holders of shares in any jurisdiction in which making or accepting the Offers to Repurchase would violate that jurisdiction’s laws.

100 Park Avenue, New York, New York 10017

New York City Telephone (212) 850-1864

Toll-Free Telephone (800) 221-2450

Notice of Special Meeting of Stockholders

to be held on October 7, 2008

August 26, 2008

To the Stockholders:

A special meeting of stockholders (the “Meeting”) of Tri-Continental Corporation, a Maryland corporation (the “Corporation”), will be held at the offices of Venable LLP, 750 East Pratt Street, 4th Floor Conference Center, Baltimore, MD 21202, on October 7, 2008, at 10:30 a.m., local time, for the following purposes:

1.	To consider and vote upon the proposed Investment Management Services Agreement between the Corporation and RiverSource Investments, LLC (“RiverSource”), a subsidiary of Ameriprise Financial, Inc.; and

2.	To elect ten directors to the Board, (i) four of which to hold office until the 2009 annual meeting of stockholders, (ii) two of which to hold office until the 2010 annual meeting of stockholders and (iii) four of which to hold office until the 2011 annual meeting of stockholders, and until their successors are elected and qualify;

all as more fully set forth in the Proxy Statement accompanying this notice. To enter the Meeting, you will need proof of ownership of the Corporation’s stock, such as your proxy (or a copy thereof) or, if your stock is held in street name, a proxy from the record holder or other proof of beneficial ownership, such as a brokerage statement showing your holdings of the Corporation’s stock.

The effectiveness of Proposal 1 and Proposal 2 are contingent on the acquisition of the Corporation’s manager, J. & W. Seligman & Co. Incorporated by RiverSource, as described in the accompanying Proxy Statement. With respect to Proposal 2, the terms of office of the nominees, if elected, will commence at the closing of such acquisition. The close of business on July 17, 2008 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL PROPOSALS.

Your vote is important, regardless of the number of shares that you own. You can authorize proxies to cast your votes at the Meeting easily and quickly by mail, by telephone, or via the internet or you may vote in person at the Meeting. A self-addressed, postage-paid envelope has been enclosed for your convenience. Please help avoid the expense of a follow-up mailing by submitting your proxy today.

We appreciate your participation and prompt response in these matters and thank you for your continued support.

If you have any questions or need additional information, please contact Georgeson Inc., the Corporation’s proxy solicitors, at 199 Water Street, New York, New York 10038, or by telephone at 1-888-219-8293.

By order of the Board of Directors,

Paul B. Goucher

Secretary

Dated: New York, New York, August 26, 2008

Important Information to Help You Understand and Vote on the Proposals

The following questions and answers provide an overview of the matters on which you are being asked to vote. The enclosed proxy statement (the “Proxy Statement”) contains more detailed information about each proposal, and we encourage you to read it in its entirety before voting. Your vote is important.

Questions and Answers

Q.	What is happening?

A.	RiverSource Investments, LLC (“RiverSource”), a wholly owned subsidiary of Ameriprise Financial, Inc. (“Ameriprise”), recently entered into a stock purchase agreement (the “Stock Purchase Agreement”) with the stockholders of J. & W. Seligman & Co. Incorporated (“Seligman”), the manager of Tri-Continental Corporation (the “Corporation”). Under the Stock Purchase Agreement, RiverSource will acquire all of the outstanding capital stock of Seligman (the “Transaction”). RiverSource and Seligman anticipate that the Transaction will be completed in the fourth quarter of 2008 (the “Closing”).

If and when the Transaction is completed, the Corporation’s current management agreement with Seligman will terminate, and, subject to approval of the Corporation’s stockholders, the Corporation will enter into a new investment management services agreement with RiverSource (the “Proposed Advisory Agreement”). Eight of the current directors (the “Directors”) of the Corporation have indicated that, if the Closing occurs, they will resign in order to facilitate the oversight of the Corporation by the same board of directors or trustees that currently oversees other funds advised by RiverSource, as those Directors believe that the interests of stockholders would most efficiently and effectively be represented by a single board that is familiar with RiverSource and with the management and operation of other funds advised by RiverSource. The two remaining current Directors are expected to continue to serve as Directors, and to serve on the boards of the other funds advised by RiverSource. The Proxy Statement provides additional information about the matters on which the Board is soliciting your vote – the Proposed Advisory Agreement and the nominees for new directors of the Corporation. As explained in the Proxy Statement, if approved by stockholders, the effectiveness of the proposals is contingent upon the Closing.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH PROPOSAL AND NOMINEE DESCRIBED IN THE ENCLOSED PROXY STATEMENT.

Q.	Why are you sending me this information?

A.	You are receiving the enclosed Proxy Statement and proxy card (the “Proxy Card”) because you own shares of the Corporation and have the right to vote on these important proposals concerning your investment.

Q.	Why am I being asked to vote on a new investment management services agreement?

A.	If the Transaction is completed, the Corporation’s current management agreement will terminate, and Seligman will no longer be able to serve as the manager to the Corporation under that agreement.

Q.	Why am I being asked to elect new Directors?

A.	In connection with the Transaction, the Board of Directors has recommended that stockholders elect directors who are familiar with RiverSource and with the management and operation of other funds advised by RiverSource. The proposed nominees currently serve as directors and trustees of other funds advised by RiverSource. Two of the Corporation’s current Directors are expected to continue to serve as Directors of the Corporation following the Closing, and to serve on the boards of the other funds advised by RiverSource. If all of the proposed nominees are elected and the Transaction is completed, the Board of Directors of the Corporation will consist of 12 directors.

Q.	How will the Transaction affect me as a stockholder?

A.	The Transaction will not result in any change in the Corporation’s investment objective or policies. However, following the completion of the Transaction, a new portfolio management team will manage the Corporation’s portfolio. The fees currently payable by the Corporation in respect of investment advisory and administrative services, as a percentage of net assets, will slightly decrease from current levels and the methodology for calculating such fees will be revised, although the change in methodology means that the proposed fee, could be higher in certain scenarios. However, while the Corporation’s current management agreement provides for both investment advisory and administrative services, following the completion of the Transaction, administrative services will be provided without charge by Ameriprise under a separate administrative services agreement, rather than by RiverSource under the Proposed Advisory Agreement. The fees under the administrative services agreement may be increased without stockholder approval, although RiverSource expects that any increase would be offset by a decrease in the fees payable under the Proposed Advisory Agreement. The other terms of the Proposed Advisory Agreement for the Corporation are generally similar to those of the Corporation’s current management agreement, as discussed in greater detail in the Proxy Statement under “Proposal 1.”

Q.	How does the Corporation’s Board recommend that I vote?

A.	The Corporation’s Board recommends that you vote FOR each proposal.

Q.	Will the Corporation pay for this proxy solicitation?

A.	No. RiverSource has agreed to bear these costs.

Q.	How do I cast my votes?

A.	You may vote in person at the Meeting or, for your convenience, there are several ways you can authorize proxies to cast your votes on your behalf at the Meeting:

By Mail: Complete, sign and return the enclosed Proxy Card(s) in the enclosed self-addressed, postage-paid envelope.

By Telephone: Call the toll-free number printed on the enclosed Proxy Card(s) and follow the directions.

By Internet: Access the website address printed on the enclosed Proxy Card(s) and follow the directions on the website.

In Person: Attend the stockholder meeting as described in the enclosed Proxy Statement. To enter the Meeting, you will need proof of ownership of the Corporation’s stock, such as your proxy (or a copy thereof) or, if your stock is held in street name, a proxy from the record holder or other proof of beneficial ownership, such as a brokerage statement showing your holdings of the Corporation’s stock.

Q.	Whom should I call for additional information about the enclosed Proxy Statement?

A.	If you have any questions or need additional information, please contact Georgeson Inc., the Corporation’s proxy solicitors, at 199 Water Street, New York, New York 10038, or by telephone at 1-888-219-8293.

100 Park Avenue, New York, New York 10017

PROXY STATEMENT

Special Meeting of Stockholders to be held on October 7, 2008

This proxy statement (“Proxy Statement”) is furnished to you in connection with the solicitation of proxies by the Board of Directors of Tri-Continental Corporation, a Maryland corporation (the “Corporation”), to be used at the special meeting of stockholders (the “Meeting”) to be held at the offices of Venable LLP, 750 East Pratt Street, 4th Floor Conference Center, Baltimore, MD 21202 on October 7, 2008 at 10:30 a.m., local time. It is expected that the notice of special meeting, Proxy Statement and form of proxy will first be mailed to stockholders on or about August 26, 2008.

If you properly authorize your proxy through the Internet or telephonically or by executing and returning the enclosed proxy card, and your proxy is not subsequently revoked, your votes will be cast at the Meeting, and any postponement or adjournment thereof. If you give instructions, your votes will be cast in accordance with your instructions. If you return your signed proxy card without instructions, your votes will be cast (i) FOR the approval of the proposed investment management services agreement with RiverSource Investments, LLC (“RiverSource”) (Proposal 1) and (ii) FOR the election of each of the nominees (the “Nominees”) named in Proposal 2 to the Board of Directors of the Corporation (the “Board”) (Proposal 2). Your votes will be cast in the discretion of the proxy holders on any other matter that may properly have come before the Meeting and any postponement or adjournment thereof, including, but not limited to, proposing and/or voting on the adjournment or postponement of the Meeting with respect to one or more proposals in the event that sufficient votes in favor of any Board proposal are not received. If approved by stockholders, the effectiveness of the proposals is contingent upon the Closing (as defined below under “General Overview – The Transaction”). See “General Overview – The Transaction – Conditions to Closing and Effectiveness of the Proposals.”

If you execute, date and submit a proxy card, you may revoke that proxy or change it by written notice to the Corporation (Attention: Secretary) at 100 Park Avenue, New York, New York 10017, by submitting a subsequently executed and dated proxy card, by authorizing your proxy by telephone or Internet on a later date or by attending the Meeting and casting your vote in person. If you authorize your proxy by telephone or through the Internet, you may revoke it by authorizing a subsequent proxy by telephone or Internet, by completing, signing and returning a proxy card dated as of a date that is later than your last telephone or Internet proxy authorization or by attending the Meeting and casting your vote in person. Attending the Meeting will not automatically revoke your prior proxy.

The close of business on July 17, 2008 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. On that date, the Corporation had outstanding 752,740 shares of $2.50 cumulative preferred stock, par value $50 per share (the “Preferred Stock”), each share entitling the holder thereof to two votes, and 104,427,971 shares of common stock, par value $0.50 per share (the “Common Stock”), each share entitling the holder thereof to one vote. For all matters to be voted upon, an abstention or broker non-vote will not be considered a vote cast. Abstentions and broker non-votes, if any, will be considered present for the purpose of determining the presence of a quorum. Abstentions and broker non-votes, if any, with respect to Proposal 1 or 2 will have the same effect as a vote against that proposal.

The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting shall constitute a quorum. In the event that a quorum is not present at the Meeting or, even if a quorum is so present, in the event that sufficient votes in favor of any Board proposal (including the election of each of the Board’s nominees for Director) are not received and tabulated prior to the time the Meeting is called to order, the chairman of the Meeting may adjourn the Meeting with no notice other than an announcement at the Meeting and further solicitation may be made. If a vote to adjourn the Meeting with respect to one or more of the proposals is called, the votes of stockholders indicating a vote for, or silent with respect to, a Board proposal in their proxies will be cast for adjournment or postponement with respect to that proposal and votes of stockholders indicating a vote against such a proposal will be cast against adjournment or postponement with respect to that proposal.

The Corporation’s stockholder service agent is Seligman Data Corp. (“SDC”). The address of SDC is 100 Park Avenue, New York, New York 10017. The Corporation will furnish, without charge, a copy of its most recent annual report and most recent semi-annual report to any stockholder upon request to SDC at 1-800-TRI-1092.

The Corporation’s manager is J. & W. Seligman & Co. Incorporated (“Seligman”). The address of Seligman is 100 Park Avenue, New York, New York 10017. Information regarding the management fee paid by the Corporation to Seligman for the 2007 calendar year and the most recent semi-

annual period is set out under the heading “Description of the Proposed Advisory Agreement and Current Management Agreement – Fees.” In addition to that fee, the Corporation was charged $3,595,430 for stockholder account services provided by SDC for the 2007 calendar year. The Corporation and certain associated companies own SDC, and Seligman manages the business affairs of SDC, subject to oversight by the Corporation’s Board of Directors.

For information regarding Seligman’s directors and executive officers, see Appendix A.

If you have elected to receive one Proxy Statement for all accounts maintained by members of your household, the Corporation will deliver promptly upon written or oral request to SDC at the address or telephone number provided above, a separate copy of the Proxy Statement for a separate account. If you are currently receiving multiple copies of the Proxy Statement and wish, in the future, to receive only one copy for all accounts maintained by members of your household, please contact SDC.

GENERAL OVERVIEW

The Transaction

RiverSource, a wholly owned subsidiary of Ameriprise Financial, Inc. (“Ameriprise”), recently entered into a stock purchase agreement (the “Stock Purchase Agreement”) with the stockholders of Seligman, the Corporation’s manager. Under the Stock Purchase Agreement, RiverSource will acquire all of the outstanding capital stock of Seligman for an aggregate purchase price of approximately $440 million (the “Transaction”). RiverSource and Seligman anticipate that the Transaction will be completed in the fourth quarter of 2008 (the “Closing”).

RiverSource, Ameriprise and Seligman advised the Corporation’s Board that they believe that the combination of RiverSource and Seligman will result in significant benefits to the Corporation, including: greater resources to attract and retain high quality investment personnel; greater depth and breadth of investment management capabilities; a continued high level of service to the Corporation; and the potential for realization of economies of scale over time since the Corporation will be part of a much larger fund complex.

If and when the Transaction is completed, the Corporation’s current management agreement (the “Current Management Agreement”) with Seligman will terminate, and, subject to approval by the Corporation’s stockholders, the Corporation will enter into a new investment management serv-

ices agreement with RiverSource (the “Proposed Advisory Agreement”). Eight of the current directors (the “Directors”) of the Corporation have indicated that, if the Closing occurs, they will resign in order to facilitate the oversight of the Corporation by the same board of directors or trustees that currently oversees other funds advised by RiverSource, as they believe that the interests of stockholders would most efficiently and effectively be represented by a single board that is familiar with RiverSource and with the management and operation of other funds advised by RiverSource. The two remaining current Directors, Leroy C. Richie and John F. Maher, are expected to continue to serve as Directors of the Corporation, and to join the boards of the other funds advised by RiverSource.

The Directors have approved an interim investment management services agreement for the Corporation with RiverSource, which would be effective at the Closing if the Proposed Advisory Agreement has not been approved by the Corporation’s stockholders prior to the Closing. Under the interim investment management services agreement, RiverSource would serve as investment adviser to the Corporation for up to 150 days following the Closing. The terms of this interim agreement are substantially the same as the Proposed Advisory Agreement, except as discussed below with respect to the calculation of the advisory fees payable and except to the extent required by law. The provisions required by law include a requirement that fees payable under the interim agreement will be paid into an escrow account and, if the Corporation’s stockholders approve an advisory agreement by the end of the 150-day period, the compensation (plus interest) payable under the agreement will be paid to RiverSource, and if such an agreement is not so approved, only the lesser of the costs incurred (plus interest) or the amount in the escrow account (including interest) will be so paid.

Conditions to Closing and Effectiveness of the Proposals

If approved by stockholders, the effectiveness of each proposal is contingent upon the Closing. The Closing is subject to certain terms and conditions, including, among others: (1) RiverSource and Seligman obtaining any necessary governmental approvals; (2) a specified minimum level of annualized revenue being achieved; and (3) stockholders of open-end Seligman funds equaling a percentage of annualized revenue of the open-end Seligman funds approving the assignment of the management agreements with RiverSource in respect of those Seligman funds. The effectiveness of Proposal 1 and Proposal 2 are not contingent on the approval by stockholders of the other proposal.

Information Regarding RiverSource

RiverSource is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. RiverSource offers a full spectrum of investment products to domestic and international retail, business, and institutional investors. As of June 30, 2008, RiverSource had approximately $142 billion in assets under management. RiverSource currently manages 104 funds. RiverSource’s principal office address is 50605 Ameriprise Financial Center, Minneapolis, MN.

RiverSource currently manages RiverSource Disciplined Equity Fund (“Disciplined Equity”), which has an investment objective of long-term capital growth and invests primarily in large-capitalization equities using a quantitative investment approach. Under the terms of its investment management services agreement, RiverSource’s management fee for Disciplined Equity’s fiscal year ended July 31, 2007 was 0.61% of that fund’s average daily net assets. The management fee includes the impact of a performance incentive adjustment that increased the fee by 0.03%. At July 31, 2007, Disciplined Equity had approximately $2.8 billion in net assets. Although the portfolio managers of Disciplined Equity will be the new portfolio managers for the Corporation Disciplined Equity and the Corporation have different investment objectives and strategies.

For information regarding RiverSource’s directors and executive officers, see Appendix A.

Covenants Regarding Certain Legal Requirements Under the 1940 Act

RiverSource has made certain covenants in the Stock Purchase Agreement regarding compliance with Section 15(f) of the Investment Company Act of 1940 (the “1940 Act”), which, in pertinent part, provides a safe harbor for the receipt by an investment adviser or any of its affiliated persons of any amount or benefit in connection with certain transactions, such as the Transaction, involving an assignment of an investment management services agreement as long as two conditions are satisfied.

The first condition requires that no “unfair burden” be imposed on the investment company as a result of the Transaction, or as a result of any express or implied terms, conditions or understandings applicable to the Transaction. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the change in control whereby the investment adviser (or predecessor or successor investment adviser), or any interested person of any such investment adviser, receives or is entitled to receive any compensation, directly or indirectly, from such investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of such investment company (other than bona fide ordinary fees for principal underwriting services). No such compensation arrangements are contemplated in the Transaction. RiverSource and Ameriprise have agreed to refrain from imposing or seeking to impose, for a period of two years after the Closing, any “unfair burden” on the Corporation.

The second condition requires that, during the three-year period immediately following the closing of such transactions, at least 75% of the investment company’s board of directors or trustees must not be “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the investment adviser or predecessor investment adviser. The Board currently satisfies, and the Nominees if elected, would satisfy, such 75% requirement. RiverSource has agreed with Seligman to use its reasonable best efforts to ensure continued satisfaction of the 75% requirement for the three-year period following the Closing.

Agreement with Certain Stockholders

The Corporation recently entered into confidential discussions with several major stockholders concerning various matters associated with the upcoming Meeting. On August 19, 2008 the Corporation announced that it had entered into an agreement (the “Agreement”) with a group of stockholders including Western Investment LLC (the “Group”) pursuant to which the members of the Group agreed to cast their votes in accordance with the Board’s recommendation that stockholders approve the Proposed Advisory Agreement and elect each of the Nominees. This Agreement will avoid the costs, distractions, and inconvenience to stockholders of a proxy fight.

The Agreement provides that, subject to certain conditions, if the Proposed Advisory Agreement is approved at the Meeting (or any adjournment or postponement thereof) and the acquisition of Seligman by Ameriprise occurs, the Corporation will promptly commence an in-kind tender offer for 35% of its outstanding shares of Common Stock at a purchase price equal to 99.25% of net asset value per share at the close of business on the trading day following the expiration of such offer. The purchase price will be payable by means of a distribution of a portion of the Corporation’s investment portfolio, including distributable securities and cash, in such a manner that each stockholder whose shares are purchased will receive assets representing as closely as reasonably practicable a pro rata share of the Corporation’s investment portfolio. The Corporation has also agreed to commence, promptly upon completion and settlement of the in-kind tender offer, a cash tender offer for 12.5% of its then outstanding shares of Common Stock. The purchase price in the cash tender offer will be 99.25% of the net asset value per share at the close of business on the trading day following the expiration of the cash tender offer. The Corporation will not be obligated to commence the cash tender offer if the volume-weighted average price of the Corporation’s Common Stock during the five trading days preceding the expiration of the in-kind tender offer is 99.25% or more of the average of the Common Stock’s daily net asset value per share during that period.

Under the Agreement, the Corporation further agreed to extend the Corporation’s current distribution policy and open-market repurchase policy (each as described in the Corporation’s proxy statement dated April 13, 2007) until at least December 31, 2008. Each member of the Group agreed to refrain for a period of 15 years from the date of the Agreement from taking certain actions, including acquisitions of securities of the Corporation, launching proxy contests, nominating directors and making stockholder proposals, which might affect control or management of the Corporation, and also agreed to ensure that any shares of the Corporation’s securities it has the authority to vote are present for quorum purposes at all meetings of the Corporation for 15 years from the date of the Agreement. The members of the Group and the Corporation have also agreed to general releases of each other.

Stockholders who hold their Common Stock with accounts held at SDC and wish to participate in the in-kind tender offer will need to transfer their shares to a brokerage account. Stockholders who hold their Common Stock with accounts held at SDC and wish to participate in only the cash tender offer need not transfer their shares away from SDC. Details of the tender offers will be contained in the definitive documentation sent to stockholders and the foregoing summary is qualified in its entirety by reference to such definitive documentation and the Agreement.

PROPOSAL 1 – TO APPROVE A NEW INVESTMENT MANAGEMENT SERVICES AGREEMENT

The Board is recommending the approval of the Proposed Advisory Agreement for the Corporation because the Current Management Agreement will terminate upon the Closing (as defined above). As required by the 1940 Act, the Current Management Agreement provides for automatic termination upon its “assignment.” Under the 1940 Act, a change in control of an investment adviser constitutes an “assignment.” The closing of the Transaction will result in the assignment of the Current Management Agreement, and in its automatic termination. Therefore, as described below, stockholders of the Corporation are being asked to approve the Proposed Advisory Agreement.

The Proposed Advisory Agreement will become effective as of the later of (i) the Closing or (ii) the date stockholders of the Corporation approve the Proposed Advisory Agreement. If the Closing does not take place, the Proposed Advisory Agreement will not become effective, and the Current Management Agreement will continue in effect.

The Current Management Agreement was last approved by the Directors, including a majority of the independent Directors, on November 15, 2007. The Current Management Agreement was last approved by stockholders on April 10, 1991.

The Proposed Advisory Agreement

As noted above, under the requirements of the 1940 Act, the Corporation is required to enter into a new investment management services agreement as a result of the Transaction. The fees payable under the Proposed Advisory Agreement are slightly lower than those currently payable under the Current Management Agreement, although due to the change in the methodology for calculating such fees, the fees payable under the Proposed Advisory Agreement could be higher than the fees that would be payable under the current fee schedule under certain scenarios. See “- Description of the Proposed Advisory Agreement and Current Management Agreement - Fees” below. In addition, under the Current Management Agreement, the adviser is responsible for providing administrative services to the Corporation. The Proposed Advisory Agreement does not encompass administrative services, which will be provided to the Corporation by Ameriprise under a separate administrative services agreement. Other terms of the Proposed Advisory Agreement are generally similar to those of the Current Management Agreement, although the forms of the two agreements differ in a number of respects. The Board has approved, and recommends that you approve, the Proposed Advisory Agreement with RiverSource, which would take effect upon the later of (i) the Closing or (ii) the date stockholders of the Corporation approve the Proposed Advisory Agreement. The form of the Proposed Advisory Agreement is substantially the same form currently in effect for all other funds advised by RiverSource. The principal substantive difference from the Current Management Agreement is the advisory fee rate, which would decline slightly under the Proposed Advisory Agreement from its current level. That, and other less significant differences, are described in detail below.

Description of the Proposed Advisory Agreement and Current Management Agreement

Set forth below is a general description of the terms of the Proposed Advisory Agreement and a general comparison with the terms of the Current Management Agreement. The terms of the Proposed Advisory Agreement are generally similar to those of the Corporation’s Current Management Agreement. A copy of the form of Proposed Advisory Agreement for the Corporation is attached as Appendix B to this Proxy Statement.

Fees.  The Corporation currently pays Seligman a monthly fee equal to a percentage, ranging from 0.45% to 0.375%, of its daily net assets that declines based on the net assets of all of the investment companies registered under the 1940 Act for which Seligman serves as investment manager (the “Fee Base Assets”). For the year ended December 31, 2007, the management fee payable to Seligman by the Corporation amounted to $11,197,584, which was equivalent to an annual rate of 0.41% of the average daily net assets of the Corporation. For the semi-annual period ended June 30, 2008 the management fee payable to Seligman by the Corporation amounted to $4,482,001, which was equivalent to an annualized fee rate of 0.42% of the average daily net assets of the Corporation. Under the Proposed Advisory Agreement, RiverSource would be paid a fee the annual rate of 0.40% of daily net assets of the Corporation. Had the fee rate under the Proposed Advisory Agreement been in effect for the year ended December 31, 2007 and the semi-annual period ended June 30, 2008, Seligman would have received $10,864,351 and $4,295,888, respectively, which is 3.0% and 4.2% less than was actually received for those periods. The annual fee rate under the Proposed Advisory Agreement is slightly lower than the annual rate at which Seligman was paid under the Current Management Agreement during the Corporation’s last fiscal year and most recent semi-annual period. However, because the fee rate under the Proposed Advisory Agreement is a fixed percentage of the Corporation’s net assets, and does not take into account the net assets of any other registered investment companies, it is higher than the fee rate that would be payable to Seligman under the current fee schedule under certain scenarios (for example, if the Fee Base Assets were to increase significantly from current levels). In addition, under the Current Management Agreement, administrative services, in addition to investment advisory services, are provided by Seligman. The Proposed Advisory Agreement does not cover the provision of administrative services, which are to be provided by Ameriprise pursuant to the administrative services agreement as discussed below.

Investment Advisory Services.  The investment advisory duties under the Proposed Advisory Agreement and Current Management Agreement are substantially the same. Both agreements generally provide that, subject to the direction and control of the Board, the adviser will furnish the Corporation continuously with investment advice; determine, consistent with the Corporation’s investment objectives and policies, which securities in its discretion will be purchased, held or sold; and execute or cause the execution of purchase or sell orders pursuant to its determinations with brokers or dealers it has selected. In executing portfolio transactions and selecting brokers or dealers for the Corporation, the adviser agrees to seek to obtain best execution. In assessing the best overall terms available for any transaction, the adviser may consider all factors it deems relevant, including, but not limited to, the characteristics of the security being traded, the broker-dealer’s ability to provide research services, and the reputation, reliability and financial soundness of the broker-dealer. Both the Proposed Advisory Agreement and Current Management Agreement authorize the adviser to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Corporation that is in excess of the amount of commission another broker or dealer would have charged for effecting the transaction, to the extent consistent with applicable law.

Both the Proposed Advisory Agreement and Current Management Agreement provide that the adviser will provide support with respect to voting proxies solicited by or with respect to the issuers of securities in which the Corporation’s assets may be invested from time to time. The Current Management Agreement provides that the adviser will determine how voting and other rights with respect to securities will be exercised, subject to the control of the Board. The Proposed Advisory Agreement provides that, in the event the Board determines to delegate proxy voting authority to the adviser, the adviser will determine how voting and other rights with respect to securities will be exercised, subject to the control of the Board, but that, absent such a delegation, the Board will exercise sole voting power with respect to all such proxies.

The Proposed Advisory Agreement provides that the adviser may, at its own expense and with the approval of the Corporation’s Board and/or its stockholders, select and contract with one or more investment advisers to perform some or all of the services for which the adviser is responsible, as described above. Under current law, a stockholder vote would be required before a subadviser could be employed to provide advisory services to the Corporation, and RiverSource does not currently intend to propose subadvisory relationships for the Corporation.

Administrative Services.  The Current Management Agreement provides that Seligman will provide all necessary administrative services to the Corporation. In contrast, the Proposed Advisory Agreement does not require RiverSource to provide administrative services. Instead, Ameriprise will enter into a new administrative services agreement with the Corporation under which it will provide, at no cost to the Corporation, generally the same administrative services provided by Seligman under the Current Management Agreement. However, administrative services agreements, unlike advisory agreements, may be amended, including to increase the fees payable thereunder, by the directors without stockholder approval. RiverSource has indicated that it reserves its right to seek such an increase in the future, although it anticipates that any such increase would be offset by corresponding decreases in advisory fees. If an increase in fees under the administrative services agreement would not be offset by corresponding decreases in advisory fees, the Corporation will inform stockholders prior to the effectiveness of such increase.

Payment of Expenses.  The Proposed Advisory Agreement and Current Management Agreement both provide that the adviser will pay all expenses incurred by it in connection with its activities under the agreements, while the Corporation is responsible for bearing its own expenses. The expenses to be borne by the Corporation under the contract include, without limitation: direct charges in connection with the purchase and sale of assets; the cost of securities purchased for the Corporation and the amount of any brokerage fees and commissions incurred in executing portfolio transactions for the Corporation; expenses related to the issue and sale of securities; fees and expenses of attorneys and consultants; taxes; filing fees and charges; and organizational expenses. The

Proposed Advisory Agreement also lists the following expenses to be borne by the Corporation, which, while not explicitly noted in the Current Management Agreement, have been paid by the Corporation in the normal course of business: premium on the fidelity bond required by Rule 17g-1 under the 1940 Act, fees of consultants employed by the Corporation, benefits paid or provided to Board members, and expenses incurred in connection with lending portfolio securities.

Limitation on Liability.  Under the Proposed Advisory Agreement, and subject to the federal securities laws, neither RiverSource, nor any of its directors, officers, partners, principals, employees, or agents shall be liable for any acts or omissions or for any loss suffered by the Corporation or its stockholders or creditors, except a loss resulting from bad faith, intentional misconduct or negligence on its part in regard to the performance of its duties under the agreement. In addition, RiverSource will be entitled to reasonably rely upon any information or instructions furnished by the Corporation or its agents which is believed in good faith to be accurate and reliable. Also, the Proposed Advisory Agreement provides that RiverSource does not warrant any rate of return, market value or performance of any assets in the Corporation. The Current Management Agreement is silent with regard to these matters, although a court interpreting the Current Management Agreement would likely apply a standard similar to that stated in the Proposed Advisory Agreement in considering Seligman’s potential liability thereunder.

Duration and Termination.  The Proposed Advisory Agreement will have an initial term of two years from its effective date and will continue until a new agreement is approved by a vote of the majority of the outstanding shares of the Corporation and by vote of a majority of the Board members who are not parties to such agreement or interested persons. Thereafter, the Proposed Advisory Agreement will continue from year to year, until terminated by either party, if continuance is specifically approved at least annually (i) by the Board or by a vote of the majority of the outstanding shares of the Corporation and (ii) by the vote of a majority of the Board members who are not parties to the Proposed Advisory Agreement or interested persons, cast in person at a meeting called for the purpose of voting on such approval. The Current Management Agreement provides that it will continue in full force and effect until December 29 of each year if continuance is approved in the manner required by the 1940 Act – that is, in the manner specified in the Proposed Advisory Agreement.

Board Considerations

The Directors of the Corporation unanimously approved the Proposed Advisory Agreement with RiverSource at a meeting held on July 17, 2008.

Prior to their approval of the Proposed Advisory Agreement, the Directors requested and evaluated extensive materials from, and were provided materials and information about the Transaction and matters related to the proposed approvals by, Seligman, RiverSource and Ameriprise. The Directors reviewed the approval of the Proposed Advisory Agreement with RiverSource and with experienced counsel who advised on the legal standards for their consideration. The independent Directors discussed the proposed approval with counsel in private sessions.

At their meetings on June 12, 2008 and July 17, 2008, the Directors discussed the Transaction and RiverSource’s plans and intentions regarding the Corporation with representatives of Ameriprise, RiverSource and Seligman.

The Directors considered all factors they believed relevant, including the specific matters discussed below. In their deliberations, the Directors did not identify any particular information that was all-important or controlling, and Directors may have attributed different weights to the various factors. The Directors determined that the selection of RiverSource to advise the Corporation, and the overall arrangements between the Corporation and RiverSource as provided in the Proposed Advisory Agreement, including the proposed advisory fee and the related administration arrangements between the Corporation and Ameriprise, were fair and reasonable in light of the services to be performed, expenses incurred and such other matters as the Directors considered relevant. The material factors and conclusions that formed the basis for the Directors’ determination included, in addition, the factors discussed in further detail below:

(i)	the reputation, financial strength and resources of RiverSource and its parent, Ameriprise;

(ii)	RiverSource’s capabilities with respect to compliance and its regulatory history;

(iii)	an assessment of RiverSource’s compliance system by the Corporation’s Chief Compliance Officer;
(iv)	that RiverSource and Ameriprise assured the Directors that following the Transaction there will not be any diminution in the nature, quality and extent of services provided to the Corporation or its stockholders;

(v)	that within the past year the Directors had performed a full annual review of the Current Management Agreement as required by the 1940 Act and had determined that they were satisfied with the nature, extent and quality of services provided thereunder and that the Corporation’s management fee and expense ratio were satisfactory;

(vi)	the potential benefits of the combination of RiverSource and Seligman to the Corporation, including: greater resources to attract and retain high quality investment personnel; greater depth and breadth of investment management capabilities, including a highly regarded new team of portfolio managers for the Corporation; a continued high level of service to the Corporation; and the potential for realization of economies of scale over time since the Corporation will be part of a much larger fund complex;

(vii)	the fact that the Corporation’s total advisory and administrative fees will not increase by virtue of the Proposed Advisory Agreement, but will decrease slightly from the current fee rate (subject to certain scenarios in which the total advisory and administrative fees could increase as described above);

(viii)	that RiverSource, and not the Corporation, would bear the costs of obtaining all approvals of the Proposed Advisory Agreement;

(ix)	the qualifications of the RiverSource and Ameriprise personnel that would provide advisory and administrative services to the Corporation;

(x)	the terms and conditions of the Proposed Advisory Agreement, including their review of differences from the Current Management Agreement; and

(xi)	that RiverSource and Ameriprise have agreed to refrain from imposing or seeking to impose, for a period of two years after the Closing, any “unfair burden” (within the meaning of the 1940 Act) on the Corporation; and

(xii)	that certain members of RiverSource management have a significant amount of experience integrating other fund families.

Nature, Extent and Quality of Services Provided

In considering the nature, extent and quality of the services to be provided by RiverSource under the Proposed Advisory Agreement, the Directors considered, among other things, the expected impact of the Transaction on the operations of the Corporation, the information provided by RiverSource with respect to the nature, extent and quality of services to be provided by it, RiverSource’s compliance program and compliance records and presentations provided on the quality of the investment research capabilities of RiverSource and the other resources it and Ameriprise have indicated that they would dedicate to performing services for the Corporation. The Directors considered the fact that the portfolio management team of the Corporation would not remain the same after the Transaction, and noted the professional experience and qualifications of the proposed portfolio management team and other senior personnel of RiverSource. The Directors considered a report by the Corporation’s Chief Compliance Officer assessing RiverSource’s compliance system, which was followed by a meeting in private session with the Chief Compliance Officer. They also discussed RiverSource’s compliance system with the Chief Compliance Officer for the RiverSource funds. The Directors also considered RiverSource’s discussion regarding the selection of brokers and dealers for portfolio transactions of the Corporation. As administrative services (currently provided under the Current Management Agreement) would be provided to the Corporation by Ameriprise at no additional cost rather than pursuant to the Proposed Advisory Agreement, the Directors considered Ameriprise’s capability to provide such administrative services as well as Ameriprise’s and RiverSource’s role in coordinating the activities of the Corporation’s other service providers. The Directors noted that Ameriprise intended to continue Seligman’s practice of sub-contracting certain administrative services provided by Seligman for the Corporation to State Street Bank and Trust Company for the foreseeable future. The Directors concluded that, overall, they were satisfied with assurances from RiverSource and Ameriprise as to the expected nature, extent and quality of the services to be provided to the Corporation under the Proposed Advisory Agreement and the administrative services agreement.

Costs of Services Provided and Profitability to RiverSource

In considering the costs of services to be provided by RiverSource under the Proposed Advisory Agreement, the Directors considered, among other things, the projected pre-tax profitability of RiverSource’s proposed relationship with the Corporation and discussed the assumptions of RiverSource and the limitations on the information provided. They also noted that RiverSource had undertaken to provide detailed profitability information in connection with future contract continuances. The Directors considered RiverSource’s financial condition based on historical information provided by RiverSource.

The Directors noted that the proposed fee was slightly lower than the fee currently paid by the Corporation pursuant to the Current Management Agreement. The Directors recognized that it is difficult to make comparisons of profitability from fund advisory contracts because comparative information is not generally publicly available and is affected by numerous factors. In reviewing projected profitability information, the Directors considered the effect of fall-out benefits on expenses. The Directors concluded that they were satisfied that RiverSource’s level of projected profitability from its relationship with the Corporation was not excessive.

Fall-Out Benefits

The Directors noted that the Proposed Advisory Agreement provides that RiverSource may benefit from soft dollar arrangements relating to commissions paid by the Corporation on purchases and sales of securities on an agency basis. The Directors noted RiverSource’s representation that none of its affiliated broker-dealers were expected to provide brokerage services to the Corporation. They reviewed information about RiverSource’s practices with respect to allocating portfolio brokerage for brokerage and research services. The Directors recognized that RiverSource’s projected profitability would be somewhat lower without this benefit. The Directors also noted that RiverSource may derive reputational and other benefits from its association with the Corporation.

Investment Results

The Directors noted that a new portfolio management team was being proposed by RiverSource for the Corporation and that it was proposed that such team would use an investment process derived from that used by Disciplined Equity, modified to comply with the Corporation’s investment strategies as disclosed in its prospectus. The Directors also noted that neither the proposed portfolio management team nor RiverSource has experience managing closed-end funds such as the Corporation, and discussed with RiverSource its sensitivity to the fact that the market return of common stockholders of the Corporation is affected by the relationship of the Corporation’s trading price to the net asset value of the Corporation’s common stock, as well as investment performance.

At the meeting, the Directors reviewed performance information for the Corporation for periods covering the first six months of 2008, the preceding seven calendar years and annualized one-, three-, five-, and ten-year rolling periods ending June 30, 2008. For each of these periods, the Directors reviewed and compared information regarding the performance of the Corporation to the Lipper Large-Cap Core Funds Average, the Lipper Closed-End Core Funds Average and the Standard & Poor’s 500 Composite Stock Price Index (the “S&P 500”), which are the Corporation’s benchmarks. The Directors also reviewed information provided by RiverSource comparing, over the past four calendar years, the performance of the Corporation to Disciplined Equity (Class R4 Shares), as well as the Strategic Allocation Core Sleeve (a portion of a larger RiverSource fund portfolio with the same strategy as Disciplined Equity) and the S&P 500 over a number of metrics. The Directors noted that information for Disciplined Equity was not available for all periods because it did not commence operations until April 2003. Representatives of RiverSource explained the comparative information that they had provided, including the method of calculating the various comparisons. The Directors also reviewed information regarding the dividend yield of the Corporation over the past ten calendar years and the first six months of 2008 and considered distributions of Disciplined Equity for 2007. They also reviewed information about portfolio turnover rates of Disciplined Equity compared to the Corporation’s historical rates and other investment companies with similar investment objectives. The Directors noted that the results of the Disciplined Equity were generally better than those of the Corporation for the periods presented, but recognized that while the comparisons involving the RiverSource information were helpful in demonstrating the skill of the proposed portfolio management team, the fact that the Corporation would use a modified version of Disciplined Equity’s strategy meant that the Corporation would have achieved different results had it been managed by the same team over periods presented for Disciplined Equity. The Directors also noted that they were unable to predict what effect, if any, consummation of the Transaction and the replacement of the portfolio management team would have on the future performance of the Corporation.

Management Fees and Other Expenses

The Directors considered the proposed advisory fee rate to be paid by the Corporation to RiverSource. In addition to the materials provided by Seligman regarding the fee rate, expense ratio and operating expense rate of the Corporation, RiverSource provided information regarding the fees for RiverSource funds and managed accounts managed using core equity strategies. The Directors recognized that it is difficult to make comparisons of advisory fees because there are variations in the services that are included in the fees paid by other funds. The Directors noted that, under the Proposed Advisory Agreement, the fee would be calculated solely as a percentage of the Corporation’s net assets, rather than a percentage of the Fee Base, and would no longer have any break points. The Directors noted that the proposed advisory fee was slightly lower than the Corporation’s current management fee (even after taking breakpoints into account), and also lower than the current fee rate for Disciplined Equity. They noted that the Fee Base concept is unusual and that it would be impractical to apply after consummation of the Transaction because Seligman is not expected to continue to manage investment company assets. The Directors also compared the proposed advisory fee rate to a subset of funds in the Lipper Closed-End Core Fund category and the Lipper Large-Cap Core Funds category (the “Lipper peer groups”). The information showed that the proposed advisory fee rate was among the lowest in the Lipper peer group. In considering the fee rate, the Directors noted that the Corporation’s current management fee rate includes administrative services provided by Seligman whereas the Proposed Advisory Agreement does not include such services, but that Ameriprise will provide such services to the Corporation initially without a fee. The Directors further considered that the administrative fee could be increased without stockholder approval, although RiverSource noted that, at this time, it did not have an intention to seek such an increase, and that any such increase would require board approval and that it was expected that any proposed increase would be offset by a decrease in the fees under the Proposed Advisory Agreement. The Directors noted RiverSource’s and Ameriprise’s covenants in the Stock Purchase Agreement regarding compliance with Section 15(f) of the 1940 Act.

In considering the expenses of the Corporation, the Directors noted that the Corporation has elected to have certain shareholder services provided at cost by SDC, a company owned by the

Corporation and certain of the other investment companies in the Seligman Group of Funds that provides shareholder services to the Corporation and other investment companies in the Seligman Group of Funds at cost. SDC provides services exclusively to the Seligman Group of Funds. The Directors believe that the arrangement with SDC has provided the Corporation and its shareholders with a consistently high level of service. They noted that RiverSource had indicated that no changes to the arrangements with SDC were being proposed at this time by RiverSource.

The Directors noted that, in conjunction with their most recent deliberations concerning the Current Management Agreement, they had determined that the Corporation’s expense ratio was satisfactory. The Directors also noted that the Corporation’s current expense ratio was lower than the median and the average for each Lipper peer group. The Directors concluded that because the advisory and administrative fees for the Corporation were expected to decrease slightly as a result of the Transaction, and the services to be provided to the Corporation were not expected to diminish, the expected expense ratio and proposed fees were appropriate.

Economies of Scale

The Directors noted that the proposed advisory fee schedule for the Corporation would eliminate the Corporation’s current breakpoints, which take into account the net assets of all funds in the Seligman Group of Funds, including the Corporation, and that the current effective management fee rate reflects a reduction due to the effect of those breakpoints. The Directors recognized that there is no direct relationship between the economies of scale realized by funds and those realized by their investment adviser as assets increase. The Directors do not believe that there is a uniform methodology for establishing breakpoints that gives effect to fund specific services provided by an adviser. The Directors also observed that in the investment company industry as a whole, as well as among funds similar to the Corporation, there is no uniformity or pattern in the fees and asset levels at which breakpoints (if any) apply, and that the advisory agreements for many competitor funds do not have breakpoints at all. The Directors also noted that the proposed advisory fee rate would be slightly lower than the Corporation’s effective fee rate for 2007 and at June 30, 2008 and is among the lower fees paid by actively managed funds. They also noted that since the Corporation is a closed-end fund, its net assets are unlikely to increase materially, absent special circumstances. Having taken these factors into account the Directors concluded that the absence of breakpoint arrangements were acceptable under the Corporation’s circumstances.

The Directors recognized that the Corporation may benefit from certain economies of scale over time from becoming a part of the larger RiverSource fund complex, based on potential future synergies of operations.

Required Vote and Recommendation

Approval of the Proposed Advisory Agreement requires the affirmative vote of a “majority of the outstanding voting securities” of the Corporation, which for this purpose means the affirmative vote of the lesser of (a) 67% or more of the voting power of the voting securities of the Corporation that are present at the Meeting or represented by proxy if holders of shares representing more than 50% of the voting power of the outstanding voting securities of the Corporation are present or represented by proxy or (b) more than 50% of the voting power of the outstanding voting securities of the Corporation. All shares of the Corporation vote together as a single class on this Proposal 1.

At a meeting held on July 17, 2008, the Board approved the Proposed Advisory Agreement and voted to present the Proposed Advisory Agreement for stockholder approval.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PROPOSED ADVISORY AGREEMENT.

PROPOSAL 2 – ELECTION OF DIRECTORS

The Board of Directors is presently comprised of ten Directors. The Board is divided into three classes, two of which consist of three Directors and one of which consists of four Directors. Members of each class hold office for a term of three years and until their successors are elected and qualify. The term of one class expires in each year.

Eight of the Directors of the Corporation have indicated that, if the Closing occurs, they will resign in order to facilitate the oversight of the Corporation by the same board of directors or trustees that currently oversees other funds advised by the RiverSource boards, as the Directors believe that the interests of stockholders would most efficiently and effectively be represented by a single board that is familiar with RiverSource and with the management and operation of other funds advised by RiverSource. Messrs. Richie and Maher, the two remaining current Directors after the Closing, are expected to continue to serve as Directors, and to serve on the boards of the funds advised by RiverSource.

Effective upon the Closing, the number of directors on the Board will increase by two for a total of 12 directors, and each class will consist as nearly as possible of one-third of the entire Board of Directors. If the Transaction does not close for any reason, the size of the Board will not be increased, the existing Directors would continue to serve as Directors, and the nominees would not serve as Directors.

Kathleen Blatz, Arne H. Carlson, Pamela G. Carlton, Patricia M. Flynn, Anne P. Jones, Jeffrey Laikind, Stephen R. Lewis, Jr., Catherine James Paglia, Alison Taunton-Rigby and William F. Truscott (each a “Nominee” and, collectively, the “Nominees”), each of whom has agreed to serve, have been nominated for election as Directors of the Corporation. Mses. Blatz, Carlton and Taunton-Rigby and Mr. Truscott have been nominated for election to the class of directors whose term will expire at the annual meeting to be held in 2009, Ms. Jones and Mr. Carlson have been nominated for election to the class of directors whose term will expire at the annual meeting to be held in 2010, and Mses. Flynn and Paglia and Messrs. Laikind and Lewis have been nominated for election to the class of directors whose term will expire at the annual meeting to be held in 2011, so that the term of office of one class will expire in each year, and each Nominee shall hold office until his or her successor is elected and qualifies. Thereafter, Directors will hold office until the third annual meeting following their election and until their successors are duly elected and qualify. If an unforeseen event prevents a Nominee from serving, your votes will be cast for the election of a substitute selected by the Directors.

All Nominees are to be elected by the holders of Common Shares and Preferred Shares, voting together as a single class.

Information Regarding the Nominees

Background information regarding each of the Nominees follows.

Name (Age), Address and Position with Corporation	Term of Office if Elected and Length of Time Served	Principal Occupation(s) During Past 5 Years, Directorships and Other Information	Number of Portfolios in Fund Complex[1] to be Overseen by Nominee
Independent Director Nominees
Kathleen Blatz (53) 901 S. Marquette Ave., Minneapolis, MN 55402	2008-2009; N/A	Chief Justice, Minnesota Supreme Court, 1998-2006; Director of RiverSource funds since 2006; Trustee of St. Thomas University, the Judicial Conference Committee on Federal-State Jurisdiction; Vice Chair of the Minnesota Supreme Court Foster Care and Permanency Task Force.	163

Arne H. Carlson (73) 901 S. Marquette Ave., Minneapolis, MN 55402	2008-2010; N/A	Independent Chair of the Boards of RiverSource Funds, 1999-2006; Chair, Board Services Corporation; former Governor of Minnesota	163

Name (Age), Address and Position with Corporation	Term of Office if Elected and Length of Time Served	Principal Occupation(s) During Past 5 Years, Directorships and Other Information	Number of Portfolios in Fund Complex[1] to be Overseen by Nominee

Pamela G. Carlton (53) 901 S. Marquette Ave., Minneapolis, MN 55402	2008-2009; N/A	President, Springboard-Partners in Cross Cultural Learning LLC; Director of RiverSource funds since 2007.	163

Patricia M. Flynn (57) 901 S. Marquette Ave., Minneapolis, MN 55402	2008-2011; N/A	Trustee Professor of Economics and Management, Bentley College; Director of RiverSource funds since 2004; former Dean, McCallum Graduate School of Business and its Graduate, Executive and Professional Education programs, Bentley College	163

Anne P. Jones (73) 901 S. Marquette Ave., Minneapolis, MN 55402	2008-2010; N/A	Attorney and Consultant; Director of RiverSource funds since 1985.	163

Jeffrey Laikind (72) 901 S. Marquette Ave., Minneapolis, MN 55402	2008-2011; N/A	Former Managing Director, Shikiar Asset Management; Director of RiverSource funds since 2005.	163

Stephen R. Lewis, Jr. (69) 901 S. Marquette Ave., Minneapolis, MN 55402	2008-2011; N/A	President Emeritus and Professor of Economics, Carleton College; Director of RiverSource funds since 2002; Director of Valmont Industries, Inc.; Trustee of the Carnegie Endowment for International Peace and the William Mitchell College of Law.	163

Catherine James Paglia (55) 901 S. Marquette Ave., Minneapolis, MN 55402	2008-2011; N/A	Director, Enterprise Asset Management, Inc.; Director of RiverSource funds since 2004; Trustee of Carleton College.	163

Alison Taunton-Rigby (64) 901 S. Marquette Ave., Minneapolis, MN 55402	2008-2009; N/A	Chief Executive Officer, RiboNovix, Inc. since 2003; former President, Forester Biotech; Director of RiverSource funds since 2002; Director of Healthways, Inc., Idera Pharmaceuticals, Inc., Abt Associates, Inc. and the Children’s Hospital of Boston; Director/Trustee of the Biomedical, Science Careers Program, the Mass Women’s Forum, the Whitehead Institute and Bentley College Business Ethics Board.	163

Name (Age), Address and Position with Corporation	Term of Office if Elected and Length of Time Served	Principal Occupation(s) During Past 5 Years, Directorships and Other Information	Number of Portfolios in Fund Complex[1] to be Overseen by Nominee
Interested Director Nominee
William F. Truscott* (47) 53600 Ameriprise Financial Center, Minneapolis, MN 55474	2008-2009; N/A	President, U.S. Asset Management and Chief Investment Officer, Ameriprise Financial, Inc.; President, Chairman of the Board and Chief Investment Officer, RiverSource Investments, LLC since 2005; Director, President and Chief Executive Officer, Ameriprise Certificate Company since 2006; Chairman of the Board, Chief Executive Officer; President, RiverSource Distributors, Inc. since 2006; Senior Vice President, Chief Investment Officer, Ameriprise Financial, Inc.; Chairman of the Board and Chief Investment Officer, RiverSource Investments, LLC, 2001-2005; Director of RiverSource funds since 2001.	163

*	If elected, Mr. Truscott would be considered an “interested person” of the Corporation, as defined in the 1940 Act, by virtue of his positions with Ameriprise and RiverSource.
[1]

This table assumes the Closing occurs. “Fund Complex” is comprised of the RiverSource complex of funds (currently consists of 27 registered investment companies (comprising 104 separate portfolios)) and the Seligman Group of Funds (currently consists of 22 registered investment companies (comprising 59 separate portfolios)).

Information regarding the Directors of the Corporation follows. The address of each Director is 100 Park Avenue, New York, New York 10017.

Name (Age) and Position With Corporation	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years, Directorships and Other Information	Number of Portfolios in Fund Complex[2] Overseen
Independent Directors
Maureen Fonseca (52) Director	2008-2011; July 2007 to Date	Head of School, The Masters School (education); Director or Trustee of each of the investment companies of the Seligman Group of Funds; Trustee, New York State Association of Independent Schools and Greens Farms Academy (education); and Commissioner, Middle States Association (education).	59

Betsy S. Michel (66) Director	2008-2011; 1985 to Date	Attorney; Director or Trustee of each of the investment companies of the Seligman Group of Funds; and Trustee, The Geraldine R. Dodge Foundation (charitable foundation) and Drew University (Madison, NJ). Formerly, Chairman of the Board of Trustees of St. George’s School (Newport, RI) and Trustee, World Learning, Inc. (international educational training) and Council of New Jersey Grantmakers.	59

Name (Age) and Position With Corporation	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years, Directorships and Other Information	Number of Portfolios in Fund Complex[2] Overseen
James N. Whitson (73) Director	2008-2011; 1993 to Date	Retired Executive Vice President and Chief Operating Officer, Sammons Enterprises, Inc. (a diversified holding company); Director or Trustee of each of the investment companies of the Seligman Group of Funds; and Director, CommScope, Inc. (manufacturer of telecommunications equipment). Formerly, Director and Consultant, Sammons Enterprises, Inc. and Director, C-SPAN (cable television networks).	59

John R. Galvin (79) Director	2006-2009; 1995 to Date	Dean Emeritus, Fletcher School of Law and Diplomacy at Tufts University; Director or Trustee of each of the investment companies of the Seligman Group of Funds; and Chairman Emeritus, American Council on Germany. Formerly, Director, Raytheon Co. (defense and commercial electronics); Governor of the Center for Creative Leadership; and Trustee, Institute for Defense Analyses. From February 1995 until June 1997, Director of USLIFE Corporation (life insurance). From June 1987 to June 1992, Supreme Allied Commander, NATO, and the Commander-in-Chief, United States European Command.	59

John F. Maher (65) Director	2007-2010; December 2006 to Date	Retired President and Chief Executive Officer, and former Director, Great Western Financial Corporation (bank holding company) and its principal subsidiary, Great Western Bank (a federal savings bank). Director or Trustee of each of the investment companies of the Seligman Group of Funds. From 1989 to 1999, Director, Baker Hughes (energy products and services).	59

Frank A. McPherson (75) Director	2007-2010; 1995 to Date	Retired Chairman of the Board and Chief Executive Officer of Kerr-McGee Corporation (diversified energy and chemical company); Director or Trustee of each of the investment companies of the Seligman Group of Funds; and Director, DCP Midstream GP, LLP (natural gas processing and transporting), Integris Health (owner of various hospitals), Oklahoma Medical Research Foundation, Oklahoma Foundation for Excellence in Education, National Cowboy and Western Heritage Museum, and Oklahoma City Museum of Art. Formerly, Director, ConocoPhillips (integrated international oil corporation), Kimberly-Clark Corporation (consumer products), Oklahoma Chapter of the Nature Conservancy, Boys and Girls Clubs of Oklahoma, Oklahoma City Public Schools Foundation, Oklahoma City Chamber of Commerce and BOK Financial (bank holding company). From 1990 until 1994, Director, the Federal Reserve System’s Kansas City Reserve Bank.	59

Name (Age) and Position With Corporation	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years, Directorships and Other Information	Number of Portfolios in Fund Complex[2] Overseen
Leroy C. Richie (66) Director	2007-2010; 2000 to Date	Counsel, Lewis & Munday, P.C. (law firm); Director or Trustee of each of the investment companies of the Seligman Group of Funds; Director, Vibration Control Technologies, LLC (auto vibration technology); Lead Outside Director, Digital Ally, Inc. (digital imaging) and Infinity, Inc. (oil and gas exploration and production); Director, OGE Energy Corp. (energy and energy services provider offering physical delivery and related services for both electricity and natural gas); Director and Chairman, Highland Park Michigan Economic Development Corp.; and Chairman, Detroit Public Schools Foundation. Formerly, Chairman and Chief Executive Officer, Q Standards Worldwide, Inc. (library of technical standards); Director, Kerr-McGee Corporation (diversified energy and chemical company); Trustee, New York University Law Center Foundation; and Vice Chairman, Detroit Medical Center and Detroit Economic Growth Corp. From 1990 until 1997, Vice President and General Counsel, Automotive Legal Affairs, Chrysler Corporation.	59

Robert L. Shafer (76) Director	2006-2009; 1991 to Date	Ambassador and Permanent Observer of the Sovereign Military Order of Malta to the United Nations; and Director or Trustee of each of the investment companies of the Seligman Group of Funds. Formerly, from May 1987 until June 1997, Director, USLIFE Corporation (life insurance) and from December 1973 until January 1996, Vice President, Pfizer Inc. (pharmaceuticals).	59
Interested Directors
William C. Morris** Director and Chairman	2006-2009; 1988 to Date	Chairman and Director, J. & W. Seligman & Co. Incorporated; Chairman of the Board and Director or Trustee of each of the investment companies of the Seligman Group of Funds; Chairman and Director, Seligman Advisors, Inc., Seligman Services, Inc. and Carbo Ceramics, Inc. (manufacturer of ceramic proppants for oil and gas industry); Director, Seligman Data Corp.; and President and Chief Executive Officer of The Metropolitan Opera Association. Formerly, Director, Kerr-McGee Corporation (diversified energy and chemical company) and Chief Executive Officer of each of the investment companies of the Seligman Group of Funds.	59

Name (Age) and Position With Corporation	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years, Directorships and Other Information	Number of Portfolios in Fund Complex[2] Overseen
Brian T. Zino** (55) Director, President and Chief Executive Officer	2008-2011; Dir.: 1993 to Date Pres.: 1995 to Date CEO: 2002 to Date	Director and President, J. & W. Seligman & Co. Incorporated; President, Chief Executive Officer and Director or Trustee of each of the investment companies of the Seligman Group of Funds; Director, Seligman Advisors, Inc. and Seligman Services, Inc.; Chairman, Seligman Data Corp; and a member of the Board of Governors of the Investment Company Institute. Formerly, Director and Chairman, ICI Mutual Insurance Company.	59

**	Messrs. Morris and Zino are considered “interested persons” of the Corporation, as defined in the 1940 Act by virtue of their positions with Seligman and its affiliates.
2	“Fund Complex” for existing Directors reflects only the portfolios in the Seligman Group of Funds, which currently consists of 22 registered investment companies (comprising 59 separate portfolios), including the Corporation.

Beneficial Ownership of Shares of the Corporation and Seligman Group of Funds

As of June 30, 2008 (unless otherwise indicated), each Director (and Nominee) beneficially owned shares of the Corporation and the investment companies of the Seligman Group of Funds as follows:

Name of Director or Nominee	Dollar Range of Shares Owned by Director or Nominee of the Corporation	Aggregate Dollar Range of Shares Owned by Director or Nominee of All Funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies*

Independent Director Nominees**
Kathleen Blatz	$1-$10,000	Over $100,000
Arne H. Carlson	$1-$10,000	Over $100,000
Pamela G. Carlton	$1-$10,000	$1-$10,000
Patricia M. Flynn	$10,001-$50,000	Over $100,000***
Anne P. Jones	$1-$10,000	Over $100,000
Jeffrey Laikind	$1-$10,000	Over $100,000
Stephen R. Lewis, Jr.	$1-$10,000	Over $100,000***
Catherine James Paglia	$1-$10,000	Over $100,000***
Alison Taunton-Rigby	$1-$10,000	Over $100,000

Name of Director or Nominee	Dollar Range of Shares Owned by Director or Nominee of the Corporation	Aggregate Dollar Range of Shares Owned by Director or Nominee of All Funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies*

Independent Directors
Maureen Fonseca	$1-$10,000	$1-$10,000
John R. Galvin	$10,001-$50,000	$50,001-$100,000
John F. Maher	$50,001-$100,000	Over $100,000
Frank A. McPherson	Over $100,000	Over $100,000
Betsy S. Michel	$10,001-$50,000	Over $100,000
Leroy C. Richie	Over $100,000	Over $100,000
Robert L. Shafer	$50,001-$100,000	Over $100,000
James N. Whitson	Over $100,000	Over $100,000

Interested Director Nominee**
William F. Truscott	$1-$10,000	Over $100,000

Interested Directors
William C. Morris	Over $100,000	Over $100,000
Brian T. Zino	$50,001-$100,000	Over $100,000

*	For the purposes of this table, “Family of Investment Companies” assumes that the Closing has occurred and includes funds in the RiverSource complex of funds and the Seligman Group of Funds.
**	Acquired shares of the Corporation’s stock after June 30, 2008.
***	With respect to funds in the RiverSource complex of funds, includes deferred compensation invested in share equivalents.

As of June 30, 2008, all Directors and officers of the Corporation as a group owned beneficially less than 1% of the Corporation’s Common Stock and Preferred Stock, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

During the year ended December 31, 2007 with respect to the Corporation’s Common Stock, no late filings were made by reporting persons in respect of the Corporation.

Security Ownership of Certain Beneficial Owners

The table below sets forth information regarding each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known by the Corporation to be the beneficial owner of more than 5% of the outstanding shares of any class of the Corporation’s stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
A group with 12 members led by Western Investment LLC*	9,041,241 shares of Common Stock	8.66%

*	Information regarding group membership and shareholdings was obtained from the Schedule 13D filed jointly on August 21, 2008 by Western Investment LLC, Western Investment Hedged Partners L.P., Western Investment Activism Partners LLC, Western Investment Institutional Partners LLC, Western Investment Total Return Partners L.P., Western Investment Total Return Fund Ltd., Benchmark Plus Institutional Partners, L.L.C., Benchmark Plus Partners, L.L.C., Benchmark Plus Management, L.L.C., Arthur D. Lipson, Scott Franzblau and Robert Ferguson. Percent of class is calculated based on the number of shares of Common Stock outstanding as of the Record Date. According to the Schedule 13D filed by the group on August 21, 2008, the principal business address of Western Investment LLC, Western Investment Hedged Partners L.P., Western Investment Activism Partners LLC, Western Investment Institutional Partners LLC, Western Investment Total Return Partners L.P., Western Investment Total Return Fund Ltd. and Mr. Lipson is 7050 S. Union Park Center, Suite 590, Midvale, UT 84047 and the principal business address of Benchmark Plus Institutional Partners, L.L.C., Benchmark Plus Partners, L.L.C., Benchmark Plus Management, L.L.C., Mr. Franzblau and Mr. Ferguson is 820 A Street, Suite 700, Tacoma, WA 98402.

Arrangements for Selection as Nominee

In light of the Transaction, the Board determined that nomination of persons who are more familiar with RiverSource and with the management and operation of other funds advised by RiverSource would facilitate the efficient and effective representation of stockholder interests. All Nominees were reviewed based on the criteria generally employed by the Director Nominating Committee to review candidates for nomination as director and were unanimously recommended by such committee for election as directors.

Transactions in Securities of Seligman

No Director or Nominee has purchased or sold any securities, in an amount exceeding 1% of the outstanding securities, of Seligman or any subsidiary, except that each of Messrs. Morris and Zino, each a Director, has agreed to sell his stock in Seligman, representing approximately 55% and 9.4%, respectively, of the outstanding stock of Seligman, to RiverSource in connection with the Transaction.

Current Committees of the Board

The Board met ten times during the fiscal year ended December 31, 2007. The standing committees of the Board include the Board Operations Committee, Audit Committee, and Director Nominating Committee (each a “Committee”). These Committees are comprised solely of Directors who are not “interested persons” of the Corporation as that term is defined in the 1940 Act. The duties of these Committees are described below.

Board Operations Committee. This Committee has authority generally to direct the operations of the Board, including the nomination of members of other Board Committees and the selection of legal counsel for the Corporation. The Committee met six times during the fiscal year ended December 31, 2007. Members of the Committee, Messrs. McPherson (Chairman), Maher, Richie, Shafer and Whitson, General Galvin, and Mses. Fonseca and Michel, are the independent Directors of the Corporation. In his capacity as Chairman of the Board Operations Committee, Mr. McPherson performs duties similar to those of a “lead independent director,” as he chairs meetings of the independent Directors, and acts as a point of contact between the independent Directors and Seligman between board meetings in respect of general matters.

Audit Committee. This Committee recommends an independent registered public accounting firm for selection as auditors by the Board annually. In addition, this Committee assists the Board in its oversight of the Corporation’s financial reporting process and operates pursuant to a written charter last amended on March 17, 2005, a copy of which is available at the Corporation’s website, www.tricontinental.com. The Committee met three times during the year ended December 31, 2007. Members of this Committee are Messrs. Whitson (Chairman), Maher and Richie and General Galvin. The members of this Committee are “independent” as required by applicable listing standards of the New York Stock Exchange.

Director Nominating Committee. Members of the Nominating Committee are Messrs. Shafer (Chairman) and McPherson and Ms. Michel. The Nominating Committee met twice during the year ended December 31, 2007. Pursuant to its written charter adopted by the Board of Directors on March 18, 2004, the Nominating Committee identifies, evaluates, selects and nominates, or recommends for nomination, candidates for the Board. It also may set standards or qualifications for Directors. The Nominating Committee may consider candidates for the Board submitted by current Directors, Seligman, the stockholders and other appropriate sources.

The Nominating Committee will consider candidates submitted by a stockholder or group of stockholders who have owned at least $10,000 of the Corporation’s outstanding Common Stock for at least one year at the time of submission and who timely provide specified information about the candidates and the nominating stockholder or group. To be timely for consideration by the Nominating Committee, the submission, including all required information, must be submitted in writing to the attention of the Secretary at 100 Park Avenue, New York, New York 10017 not less than 120 days before the date of the proxy statement for the previous year’s annual meeting of stockholders. The Nominating Committee will consider only one candidate submitted by such a stockholder or group for nomination for election at an annual meeting of stockholders. The Nominating Committee will not consider self-nominated candidates or candidates nominated by members of a candidate’s family, including such candidate’s spouse, children, parents, uncles, aunts, grandparents, nieces and nephews.

The Nominating Committee will consider and evaluate candidates submitted by the nominating stockholder or group on the basis of the same criteria as those used to consider and evaluate candidates submitted from other sources. These criteria may include the candidate’s relevant knowledge, experience and expertise, the candidate’s ability to carry out his or her duties in the best interests of the Corporation and the candidate’s ability to qualify as a disinterested Director. The charter for the Nominating Committee, which provides a detailed description of the criteria used by the Nominating Committee as well as information required to be provided by stockholders submitting candidates for consideration by the Nominating Committee, is available at the Corporation’s website, www.tricontinental.com.

Proposed Committees

The Nominees have indicated that if they are elected, they intend to organize the following committees of the Board:

Board Governance Committee. This committee would recommend to the Board the size, structure and composition of the Board and its committees; the compensation to be paid to members of the Board; and a process for evaluating the Board’s performance. The committee would also review candidates for Board membership including candidates recommended by stockholders of the Corporation. The committee would also make recommendations to the Board regarding responsibilities and duties of the Board, oversee proxy voting and support the work of the chairperson of the Board in relation to furthering the interests of the Corporation and its stockholders on external matters.

Compliance Committee. This committee would support the Corporation’s maintenance of a strong compliance program by providing a forum for independent Board members to consider compliance matters impacting the Corporation or its key service providers; would develop and implement, in coordination with the Corporation’s Chief Compliance Officer (CCO), a process for the review and consideration of compliance reports that are provided to the Boards; and would provide a designated forum for the Corporation’s CCO to meet with independent Board members on a regular basis to discuss compliance matters.

Contracts Committee. This committee would review and oversee the contractual relationships with service providers and would receive and analyze reports covering the level and quality of services provided under contracts with the Corporation and advise the Board regarding actions taken on these contracts during the annual review process.

Executive Committee. This committee would act for the Board between meetings of the Board.

Investment Review Committee. This committee would review and oversee the management of the Corporation’s assets and would consider investment management policies and strategies; investment performance; risk management techniques; and securities trading practices and report areas of concern to the Board.

Audit Committee. This committee would oversee the accounting and financial reporting processes of the Corporation and internal controls over financial reporting and would oversee the quality and integrity of the Corporation’s financial statements and independent audits as well as the Corporation’s compliance with legal and regulatory requirements relating to the Corporation’s accounting and financial reporting, internal controls over financial reporting and independent audits. The committee also would make recommendations regarding the selection of the Corporation’s independent auditor and review and evaluate the qualifications, independence and performance of the auditor.

Procedures for Communications to the Board of Directors

The Board of Directors has adopted a process for stockholders to send communications to the Board. To communicate with the Board of Directors or an individual Director, a stockholder must send written communications to 100 Park Avenue, New York, New York 10017, addressed to the Board of Directors of Tri-Continental Corporation or the individual Director. All stockholder communications received in accordance with this process will be forwarded to the Board of Directors or the individual Director. Consistent with the Corporation’s policy, each member of the Board of Directors will be encouraged to attend the next annual meeting of stockholders. There were two members of the Board of Directors in attendance at the Corporation’s 2007 Annual Meeting of Stockholders.

Executive Officers of the Corporation

Information with respect to executive officers of the Corporation, other than Messrs. Morris and Zino, is as follows:

Name (Age) and Position With the Corporation*	Term of Office and Length of Time Served*	Principal Occupation(s) During Past 5 Years
John B. Cunningham (43)** Vice President and Portfolio Manager	2004 to Date	Mr. Cunningham is a Managing Director and Chief Investment Officer of Seligman, a Vice President and Portfolio Manager of the Corporation, Seligman Common Stock Fund, Inc., and Seligman Income Growth Fund, Inc., Vice President and Co-Portfolio Manager of Seligman Target Horizon ETF Portfolios, Inc., and Vice President of Seligman Portfolios, Inc. as well as Portfolio Manager of its Common Stock Portfolio. Prior to joining Seligman, beginning in 2001, he was a Managing Director and Senior Portfolio Manager of Salomon Brothers Asset Management (“SBAM”) and Group Head, SBAM’s Equity Team. Prior to 2001, he was a Director and Portfolio Manager of SBAM.

Erik J. Voss (40)** Vice President and Co-Portfolio Manager	March 2008 to Date	Mr. Voss is a Managing Director of Seligman, Vice President and Co-Portfolio Manager of the Corporation, Seligman Common Stock Fund, Inc. and Seligman Income and Growth Fund, Inc., Vice President and Portfolio Manager of Seligman Capital Fund, Inc. and Seligman Growth Fund, Inc., Vice President of Seligman Portfolios, Inc. and Portfolio Manager of its Seligman Capital Portfolio and Co-Portfolio Manager of Seligman Common Stock Portfolio, and portfolio manager of one other registered investment company. Prior to joining Seligman in 2006, Mr. Voss was a portfolio manager at Wells Capital Management Incorporated from January 2005 through March 2006, and prior thereto, Strong Capital Management, Inc. from October 2000 through January 2005.

Name (Age) and Position With the Corporation*	Term of Office and Length of Time Served*	Principal Occupation(s) During Past 5 Years
Charles W. Kadlec (62)** Vice President	1996 to Date	Mr. Kadlec is a Director and Managing Director of Seligman and President of Seligman Advisors, Inc. and Seligman Services, Inc. He is also Vice President and Portfolio Manager of Seligman Asset Allocation Series, Inc. and President and Co-Portfolio Manager of Seligman Target Horizon ETF Portfolios, Inc.

Eleanor T.M. Hoagland (57)** Vice President and Chief Compliance Officer	2004 to Date	Ms. Hoagland is a Managing Director of Seligman and Vice President and Chief Compliance Officer for each of the investment companies of the Seligman Group of Funds.

Lawrence P. Vogel (52) Vice President and Treasurer	VP: 1992 to Date; Treas: 2000 to Date	Mr. Vogel is Senior Vice President and Treasurer, Investment Companies, of Seligman, Vice President and Treasurer of each of the investment companies of the Seligman Group of Funds and Treasurer of SDC.

Thomas G. Rose (50)** Vice President	2000 to Date	Mr. Rose is Managing Director, Chief Financial Officer, and Treasurer of Seligman, and Senior Vice President, Finance, of Seligman Advisors, Inc. and SDC. He is a Vice President of each of the investment companies of the Seligman Group of Funds and Seligman Services, Inc.

Name (Age) and Position With the Corporation*	Term of Office and Length of Time Served*	Principal Occupation(s) During Past 5 Years
Paul B. Goucher (39)** Secretary and Chief Legal Officer	July 2008 to Date	Director, Managing Director, General Counsel and Corporate Secretary, J. & W. Seligman & Co. Incorporated; Secretary of each of the investment companies of the Seligman Group of Funds; and Corporate Secretary, Seligman Advisors, Inc., Seligman Services, Inc. and Seligman Data Corp. Formerly, Senior Vice President, Associate General Counsel and Assistant Corporate Secretary, J. & W. Seligman & Co. Incorporated, Assistant Secretary of each of the investment companies in the Seligman Group of Funds; and Assistant Corporate Secretary, Seligman Advisors, Inc., Seligman Services, Inc. and Seligman Data Corp

*	All officers are elected annually by the Board of Directors and serve until their successors are elected and qualify or their earlier resignation. The address of each of the foregoing officers is 100 Park Avenue, New York, New York 10017.
**	Shareholder of Seligman.

Remuneration for Directors and Officers

Directors of the Corporation who are not employees of Seligman or its affiliates each receive an annual retainer fee of $60,000, the amount of which is shared by the Corporation and the other investment companies in the Seligman Group of Funds. This fee is separate from any payments that any Nominee or continuing Director (following the Closing) might receive from the RiverSource funds. For the year ended December 31, 2007, the Corporation paid each Director a portion of an aggregate retainer fee in the amount (for each Director that served for a full year) of $17,185. In addition, such Directors are currently paid a total of $3,000 for each day on which they attend Board and/or Committee meetings ($1,500 for telephonic attendance at certain meetings), the amount of which is shared by the Corporation and the other investment companies of the Seligman Group of Funds meeting on the same day. The Directors are also reimbursed for the expenses of attending meetings. There were seven Directors who were not employees of Seligman or its affiliates at the beginning of 2007. Following the Meeting, assuming all Nominees are elected as directors of the Corporation, there will be one Director who is an employee of RiverSource or its affiliates. Total Directors’ fees paid by the Corporation to the Directors listed below for the year ended December 31, 2007 were as follows:

Number of Directors in Group	Capacity in which Remuneration was Received	Aggregate Direct Remuneration
8	Directors and Members of Committees	$293,045

Director’s attendance, retainer and/or committee fees paid to each Director during 2007 were as follows:

Name	Aggregate Compensation From Corporation	Pension or Retirement Benefits Accrued as Part of Corporation Expenses	Total Compensation From Corporation and Seligman Group of Funds Complex*
Maureen Fonseca**	$ 13,291	–0–	$ 43,565
John R. Galvin	38,401	–0–	106,500
John F. Maher***	39,706	–0–	105,000
Frank A. McPherson	39,055	–0–	106,500
Betsy S. Michel	41,615	–0–	112,500
Leroy C. Richie	40,961	–0–	112,500
Robert L. Shafer	41,615	–0–	112,500
James N. Whitson	38,401	–0–	106,500

*	For the year ended December 31, 2007, there were twenty-three registered investment companies in the Seligman Group of Funds, including the Corporation.
**	Dr. Fonseca became a Director on July 19, 2007.
***	Mr. Maher is currently deferring compensation pursuant to the Corporation’s deferred compensation plan. Mr. Maher has accrued deferred compensation (including earnings/losses) in respect of the Corporation in the amount of $39,691 as of December 31, 2007.

No compensation is paid by the Corporation or funds in the Seligman Group of Funds to Directors or officers of the Corporation or funds in the Seligman Group of Funds, as applicable, who are employees or officers of Seligman.

Required Vote and Recommendation

The Corporation’s Bylaws require each Nominee to be elected by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES TO SERVE AS DIRECTOR OF THE CORPORATION.

OTHER INFORMATION

Other Matters to Come Before the Meeting

Under Maryland law, the only matters that may be acted on at a special meeting of stockholders are those stated in the notice of the special meeting. Accordingly, other than procedural matters relating to Proposals 1 and 2, no other business may properly come before the Meeting. The persons named as proxies will vote on such procedural matters in accordance with their discretion.

Stockholder Proposals

Notice is hereby given that, under the stockholder proposal rule under the Securities Exchange Act (Rule 14a-8), any stockholder proposal that may properly be included in the proxy solicitation material for the next annual meeting must be received by the Corporation no later than December 9, 2008. Timely notice of stockholder proposals submitted outside the Rule 14a-8 process must be received by the Corporation no earlier than November 9, 2008 and no later than 5:00 P.M., Eastern time, December 9, 2008, to be eligible for presentation at the 2009 annual meeting. The Corporation’s Bylaws require that certain information must be provided by the stockholder to the Corporation when notice of a nominee or proposal is submitted to the Corporation.

Expenses

The expenses incurred in connection with the solicitation of proxies for the Meeting, including preparation, filing, printing, mailing and solicitation expenses, legal fees, out-of-pocket expenses and expenses of any proxy solicitation firm, will be paid by RiverSource pursuant to the terms of the Stock Purchase Agreement, and not by the Corporation. In addition to the use of the mails, proxies may be solicited personally or via facsimile, telephone or the Internet by Directors, officers and employees of the Corporation, Seligman, Seligman Advisors, Inc., Seligman Services, Inc., SDC and RiverSource and its affiliates, and the Corporation may reimburse persons holding shares in their names or names of their nominees for their expenses in sending solicitation material to their beneficial owners. The Corporation has engaged Georgeson Inc., 199 Water Street, New York, New York 10038 to assist in soliciting for a fee of up to $35,000 plus expenses.

PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A PRE-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE, AND TOUCH-TONE TELEPHONE AND INTERNET VOTING ARE AVAILABLE TO AUTHORIZE PROXIES TO CAST YOUR VOTES AT THE MEETING.

By order of the Board of Directors,

Paul B. Goucher,

Secretary

It is important that you authorize proxies promptly. All stockholders, including those who expect to attend the Meeting, are urged to authorize their proxy as soon as possible by accessing the Internet site listed on the enclosed proxy card, by calling the toll-free number listed on the enclosed proxy card, or by mailing the enclosed proxy card in the enclosed return envelope, which requires no postage if mailed in the United States. To enter the Meeting, you will need proof of ownership of the Corporation’s stock, such as your proxy (or a copy thereof) or, if your stock is held in street name, a proxy from the record holder or other proof of beneficial ownership, such as a brokerage statement showing your holdings of the Corporation’s stock.

APPENDIX A

More Information on RiverSource and Seligman

RiverSource’s principal executive officers and directors and the principal occupation of each are shown below. The address of each such principal executive officer and director is c/o RiverSource Investments LLC, 200 Ameriprise Financial Center, Minneapolis, MN.

Name	Principal Occupation
Patrick T. Bannigan	Director and Senior Vice President-Asset Management, Products and Marketing of RiverSource Investments, LLC. Mr. Bannigan is also Director, and Vice President – Asset Management, Products and Marketing for RiverSource Distributors, Inc. and President of the RiverSource Funds.

Peter A. Gallus	Senior Vice President and Chief Operating Officer of RiverSource Investments, LLC. Mr. Gallus is also Vice President – Investment Administration for Ameriprise Financial and Vice President – CAO Investment Management for Ameriprise Financial Services. Mr. Gallus also serves as Assistant Vice President of the RiverSource Funds.

Christopher P. Keating	Director, Vice President and Head of Institutional Sales, Client Service and Consultant Relationships of RiverSource Investments, LLC.

Michelle Keeley	Director and Executive Vice President – Equities and Fixed Income of RiverSource Investments, LLC. Ms. Keeley is also Executive Vice President – Equities and Fixed Income of Ameriprise Financial and Vice President – Investments of the Ameriprise Certificate Company. Ms. Keeley also serves as Vice President of the RiverSource Funds.

Brian J. McGrane	Director, Vice President and Chief Financial Officer of RiverSource Investments, LLC. Mr. McGrane is also Senior Vice President and Lead Financial Officer for Ameriprise Financial.

Jennifer D. Lammers	Chief Compliance Officer of RiverSource Investments, LLC. Ms. Lammers is also U.S. Asset Management Chief Compliance Officer for Ameriprise Financial and Chief Compliance Officer for the RiverSource Funds, Ameriprise Certificate Company and Kenwood Capital Management LLC.

Name	Principal Occupation

Scott R. Plummer	Chief Legal Officer of RiverSource Investments, LLC. Mr. Plummer is also Vice President and Chief Counsel, Asset Management for Ameriprise Financial and Vice President, General Counsel and Secretary of the RiverSource Funds and Ameriprise Certificate Company.

William F. Truscott	President, Chairman of the Board and Chief Investment Officer of RiverSource Investments, LLC. Mr. Truscott is also President – U.S. Asset Management and Chief Investment Officer of Ameriprise Financial, Chairman of the Board, Chief Executive Officer and President of RiverSource Distributors and Director, President and Chief Executive Officer of the Ameriprise Certificate Company. Mr. Truscott also serves as a Board Member and Vice President of the RiverSource Funds.

Seligman’s principal executive officers and directors and the principal occupation of each are shown below. The address of each such principal executive officer and director is c/o 100 Park Avenue, New York, New York 10017.

Name	Principal Occupation
Michael J. Alpert	Managing Director and Portfolio Manager, J. & W. Seligman & Co. Incorporated

John H. Clark	Managing Director, Director and Chief Administrative Officer, J. & W. Seligman & Co. Incorporated; Director of Seligman Advisors, Inc. and Seligman Services, Inc.

John B. Cunningham	Managing Director, Chief Investment Officer and Portfolio Manager, J. & W. Seligman & Co. Incorporated

Neil T. Eigen	Director and Managing Director, J. & W. Seligman & Co. Incorporated; Director of Seligman Advisors, Inc. and Seligman Services, Inc.

Paul B. Goucher	Director, Managing Director, General Counsel and Corporate Secretary, J. & W. Seligman & Co. Incorporated; Corporate Secretary of Seligman Advisors, Inc., Seligman Services, Inc. and Seligman Data Corp.

Name	Principal Occupation

Charles W. Kadlec	Director and Managing Director, J. & W. Seligman & Co. Incorporated; Director of Seligman Advisors, Inc., Director and President of Seligman Services, Inc.

J. Eric Misenheimer	Managing Director and Portfolio Manager, J. & W. Seligman & Co. Incorporated

Thomas G. Moles	Managing Director, Director and Portfolio Manager, J. & W. Seligman & Co. Incorporated; Director of Seligman Advisors, Inc., Director and Vice President of Seligman Services, Inc.

William C. Morris[2]	Chairman and Director, J. & W. Seligman & Co. Incorporated; Chairman of the Board and Director or Trustee of each of the investment companies of the Seligman Group of Funds; Chairman and Director, Seligman Advisors, Inc., Seligman Services, Inc. and Carbo Ceramics, Inc. (manufacturer of ceramic proppants for oil and gas industry); Director, Seligman Data Corp.

Francis L. Mustaro	Managing Director and Portfolio Manager, J. & W. Seligman & Co. Incorporated

Albert A. Pisano	Senior Vice President, Law and Regulation and Chief Compliance Officer, J. & W. Seligman & Co. Incorporated; Senior Vice President and Chief Compliance Officer of Seligman Advisors, Inc. and Seligman Services, Inc.

Thomas G. Rose	Managing Director and Chief Financial Officer, J. & W. Seligman & Co. Incorporated

Rodney G.D. Smith	Managing Director and Director, J. & W. Seligman & Co. Incorporated;, Director, Seligman Advisors, Inc. and Seligman Services, Inc.

David F. Stein	Director and Vice Chairman, J. & W. Seligman & Co. Incorporated; Director, Seligman Services, Inc. and Seligman Advisors, Inc.

Erik J. Voss	Managing Director and Portfolio Manager, J. & W. Seligman & Co. Incorporated

Name	Principal Occupation

Paul H. Wick	Director, Managing Director and Portfolio Manager, J. & W. Seligman & Co. Incorporated

Brian T. Zino	Director and President, J. & W. Seligman & Co. Incorporated; Director, Seligman Advisors, Inc. and Seligman Services, Inc.; Chairman and Director, Seligman Data Corp.

[2]	Mr. Morris owns approximately 55% of the stock of Seligman.

APPENDIX B

Form of Proposed Advisory Agreement

FORM OF

INVESTMENT MANAGEMENT SERVICES AGREEMENT

This Agreement dated as of                     , is by and between RiverSource Investments, LLC (the “Investment Manager”), a Minnesota limited liability company and Tri-Continental Corporation (the “Fund”), a Maryland corporation.

Part One: INVESTMENT MANAGEMENT AND OTHER SERVICES

(1)	The Fund hereby retains the Investment Manager, and the Investment Manager hereby agrees, for the period of this Agreement and under the terms and conditions hereinafter set forth, to furnish the Fund continuously with investment advice; to determine, consistent with the Fund’s investment objectives and policies, which securities in the Investment Manager’s discretion shall be purchased, held or sold, and to execute or cause the execution of purchase or sell orders; to prepare and make available to the Fund all necessary research and statistical data in connection therewith; to furnish all other services of whatever nature required in connection with the management of the Fund as provided under this Agreement; and to pay such expenses as may be provided for in Part Three; subject always to the direction and control of the Board of Directors (the “Board”) and the authorized officers of the Fund. The Investment Manager agrees to maintain an adequate organization of competent persons to provide the services and to perform the functions herein mentioned and to maintain adequate oversight over any service providers including subadvisers hired to provide services and to perform the functions herein mentioned. The Investment Manager agrees to meet with any persons at such times as the Board deems appropriate for the purpose of reviewing the Investment Manager’s performance under this Agreement. The Fund agrees that the Investment Manager may subcontract for certain of the services described under this Agreement with the understanding that there shall be no diminution in the quality or level of services and also with the understanding, that the Investment Manager shall obtain such approval from the Fund’s Board and/or its shareholders as is required by law, rules and regulations promulgated thereunder, terms of the Agreement, resolutions of the Board and commitments of the Investment Manager.

(2)	The Investment Manager agrees that the investment advice and investment decisions will be in accordance with general investment policies of the Fund as disclosed to the Investment

Manager from time to time by the Fund and as set forth in the prospectus and registration statement filed with the United States Securities and Exchange Commission (the “SEC”).

(3)	The Investment Manager agrees to provide such support as required or requested by the Board in conjunction with voting proxies solicited by or with respect to the issuers of securities in which the Fund’s assets may be invested from time to time. In the event that the Board, in its sole discretion, delegates proxy voting authority to the Investment Manager, the Investment Manager will determine how voting and other rights with respect to securities in which the Fund’s assets may be invested from time to time will be exercised, subject to the control of the Board. Absent such a delegation, the Board will exercise sole voting power with respect to all such proxies.

(4)	The Investment Manager agrees that it will maintain all required records, memoranda, instructions or authorizations relating to the management of the assets for the Fund including the acquisition or disposition of securities, proxy voting and safekeeping of assets.

(5)	The Fund agrees that it will furnish to the Investment Manager any information that the latter may reasonably request with respect to the services performed or to be performed by the Investment Manager under this Agreement.

(6)

In selecting broker-dealers for execution, the Investment Manager will seek to obtain best execution for securities transactions on behalf of the Fund, except where otherwise directed by the Board. In selecting broker-dealers to execute transactions, the Investment Manager will consider not only available prices (including commissions or mark-up), but also other relevant factors such as, without limitation, the characteristics of the security being traded, the size and difficulty of the transaction, the execution, clearance and settlement capabilities as well as the reputation, reliability, and financial soundness of the broker-dealer selected, the broker-dealer’s risk in positioning a block of securities, the broker-dealer’s execution service rendered on a continuing basis and in other transactions, the broker-dealer’s expertise in particular markets, and the broker-dealer’s ability to provide research services. To the extent permitted by law, and consistent with its obligation to seek best execution, the Investment Manager may execute transactions or pay a broker-dealer a commission or markup in excess of that which another broker-dealer might have charged for executing a transaction provided that the Investment Manager determines, in good faith, that the execution is appropriate or the commission or markup is reasonable in relation to the value of the brokerage and/or research services provided, viewed in terms of either that particular transaction or the Investment Manager’s overall responsibilities with respect to the Fund and other clients for which it acts as investment adviser. The Investment Manager shall not consider the sale or promotion of shares of the Fund, or other affiliated products, as a factor in the selection of broker-dealers through which transactions are executed.

(7)	Except for bad faith, intentional misconduct or negligence in regard to the performance of its duties under this Agreement, neither the Investment Manager, nor any of its respective directors, officers, partners, principals, employees, or agents shall be liable for any acts or omissions or for any loss suffered by the Fund or its shareholders or creditors. Each of the Investment Manager, and its respective directors, officers, partners, principals, employees and agents, shall be entitled to rely, and shall be protected from liability in reasonably relying, upon any information or instructions furnished to it (or any of them as individuals) by the Fund or its agents which is believed in good faith to be accurate and reliable. The Fund understands and acknowledges that the Investment Manager does not warrant any rate of return, market value or performance of any assets in the Fund. Notwithstanding the foregoing, the federal securities laws impose liabilities under certain circumstances on persons who act in good faith and, therefore, nothing herein shall constitute a waiver of any right which the Fund may have under such laws or regulations.

Part Two: COMPENSATION TO THE INVESTMENT MANAGER

(1)	The Fund agrees to pay to the Investment Manager, and the Investment Manager covenants and agrees to accept from the Fund in full payment for the services furnished, a fee as set forth in Schedule A.

(2)	The fee shall be paid on a monthly basis and, in the event of the termination of this Agreement, in whole or in part with respect to any Fund, the fee accrued shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.

(3)	The fee provided for hereunder shall be paid in cash by the Fund to the Investment Manager within five business days after the last day of each month.

Part Three: ALLOCATION OF EXPENSES

(1)	The Fund agrees to pay:

(a)	Fees payable to the Investment Manager for its services under the terms of this Agreement.

(b)	Taxes.

(c)	Brokerage commissions and charges in connection with the purchase and sale of assets.

(d)	Custodian fees and charges.

(e)	Premium on the bond required by Rule 17g-1 under the Investment Company Act of 1940.

(f)	Fees and expenses of attorneys (i) it employs in matters not involving the assertion of a claim by a third party against the Fund, its Board members and officers, (ii) it employs in conjunction with a claim asserted by the Board against the Investment Manager, except that the Investment Manager shall reimburse the Fund for such fees and expenses if it is ultimately determined by a court of competent jurisdiction, or the Investment Manager agrees, that it is liable in whole or in part to the Fund, (iii) it employs to assert a claim against a third party, and (iv) it or the Investment Manager employs, with the approval of the Board, to assist in the evaluation of certain investments or other matters related to the management of the Fund.

(g)	Fees paid for the qualification and registration for public sale of the securities of the Fund under the laws of the United States and of the several states in which such securities shall be offered for sale.

(h)	Fees of consultants employed by the Fund.

(i)	Board member, officer and employee expenses which shall include fees, salaries, memberships, dues, travel, seminars, pension, profit sharing, and all other benefits paid to or provided for Board members, officers and employees, directors and officers liability insurance, errors and omissions liability insurance, worker’s compensation insurance and other expenses applicable to the Board members, officers and employees, except the Fund will not pay any fees or expenses of any person who is an officer or employee of the Investment Manager or its affiliates.

(j)	Filing fees and charges incurred by the Fund in connection with filing any amendment to its organizational documents, or incurred in filing any other document with the state where the Fund is organized or its political subdivisions.

(k)	Organizational expenses of the Fund.

(l)	Expenses incurred in connection with lending portfolio securities of the Fund.

(m)	Expenses properly payable by the Fund, approved by the Board.

(n)	Other expenses payable by the Fund pursuant to separate agreement of the Fund and any of its service providers.

(2)	Unless the Fund is obligated to pay an expense pursuant to Part Three, Section I, above, the Investment Manager agrees to pay all expenses associated with the services it provides under the terms of this Agreement.

Part Four: MISCELLANEOUS

(1)	The Investment Manager shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Fund.

(2)	A “full business day” shall be as defined in the By-laws of the Fund.

(3)	The Fund acknowledges that the Investment Manager and its affiliates may perform investment advisory services for other clients, so long as the Investment Manager’s services to the Fund under this Agreement are not impaired thereby. The Investment Manager and its affiliates may give advice or take action in the performance of duties to other clients that may differ from advice given, or the timing and nature of action taken, with respect to the Fund, and that the Investment Manager and its affiliates may trade and have positions in securities of issuers where the Fund may own equivalent or related securities, and where action may or may not be taken or recommended for the Fund. Nothing in this Agreement shall be deemed to impose upon the Investment Manager or any of its affiliates any obligation to purchase or sell, or recommend for purchase or sale for the Fund, any security or any other property that the Investment Manager or any of its affiliates may purchase, sell or hold for its own account or the account of any other client. Notwithstanding any of the foregoing, the Investment Manager shall allocate investment opportunities among its clients, including the Fund, in an equitable manner, consistent with its fiduciary obligations. By reason of their various activities, the Investment Manager and its affiliates may from time to time acquire information about various corporations and their securities. The Fund recognizes that the Investment Manager and its affiliates may not always be free to divulge such information, or to act upon it.

(4)

Neither this Agreement nor any transaction pursuant hereto shall be invalidated or in any way affected by the fact that Board members, officers, agents and/or shareholders of the Fund are or may be interested in the Investment Manager or any successor or assignee thereof, as directors, officers, stockholders or otherwise; that directors, officers, stockholders or agents of the Investment Manager are or may be interested in the Fund as Board members, officers, shareholders, or otherwise; or that the Investment Manager or any successor or assignee, is or may be interested in the Fund as shareholder or otherwise, provided, however, that neither the Investment Manager, nor any officer, Board member or employee thereof or of the Fund, shall sell to or buy from the Fund any property or security other than shares issued by the Fund, except in accordance with applicable regulations or orders of the SEC.

(5)	Any notice under this Agreement shall be given in writing, addressed, and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such, at such party’s principal place of business in Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.

(6)	The Investment Manager agrees that no officer, director or employee of the Investment Manager will deal for or on behalf of the Fund with himself as principal or agent, or with any corporation or partnership in which he may have a financial interest, except that this shall not prohibit:

(a)	Officers, directors or employees of the Investment Manager from having a financial interest in the Fund or in the Investment Manager.

(b)	The purchase of securities for the Fund, or the sale of securities owned by the Fund, through a security broker or dealer, one or more of whose partners, officers, directors or employees is an officer, director or employee of the Investment Manager, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.

(c)	Transactions with the Fund by a broker-dealer affiliate of the Investment Manager as may be allowed by rule or order of the U.S. Securities and Exchange Commission and if made pursuant to procedures adopted by the Board.

(7)	The Investment Manager agrees that, except as herein otherwise expressly provided or as may be permitted consistent with the use of a broker-dealer affiliate of the Investment Manager under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this Agreement, make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except shares issued by the Fund) or other assets by or for the Fund.

(8)

All information and advice furnished by the Investment Manager to the Fund under this Agreement shall be confidential and shall not be disclosed to third parties, except as required by law, order, judgment, decree, or pursuant to any rule, regulation or request of or by any government, court, administrative or regulatory agency or commission, other governmental or regulatory authority or any self-regulatory organization. All information furnished by the Fund to the Investment Manager under this Agreement shall be confidential and shall not be disclosed to any unaffiliated third party, except as permitted or required by the foregoing, where it is necessary to effect transactions or provide other services to the Fund, or where the Fund requests or authorizes the Investment Manager to do so. The Investment Manager may share information with its affiliates in accordance with its privacy policies in effect from time to time.

(9)	This Agreement shall be governed by the laws of the State of Minnesota.

Part Five: RENEWAL AND TERMINATION

(1)	This Agreement shall continue in effect until [DATE – two years from date of agreement] or until a new agreement is approved by a vote of the majority of the outstanding shares of the Fund and by vote of the Board, including the vote required by (b) of this paragraph, and if no new agreement is so approved, this Agreement shall continue from year to year thereafter unless and until terminated by either party as hereinafter provided, except that such continuance shall be specifically approved at least annually (a) by the Board or by a vote of the majority of the outstanding shares of the Fund and (b) by the vote of a majority of the Board members who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term “interested person” shall have the same meaning as set forth in the Investment Company Act of 1940, as amended, and the rules promulgated thereunder (the “1940 Act”). As used in this agreement, the term “majority of the outstanding shares of the Fund” shall have the same meaning as set forth in the 1940 Act.

(2)	This Agreement may be terminated, with respect to each underlying series of the Fund, by either the Fund or the Investment Manager at any time by giving the other party 60 days’ written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by the Board or by a vote of the majority of the outstanding voting shares of the Fund.

(3)	This Agreement shall terminate in the event of its assignment, the term “assignment” for this purpose having the same meaning as set forth in the 1940 Act.

(4)	Non-material amendments or modifications to this Agreement as may be permitted by the 1940 Act will only be made effective upon written agreement executed by the Investment Manager and the Board.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

Tri-Continental Corporation

By:

RIVERSOURCE INVESTMENTS, LLC

By:

Schedule A

Asset Charge

The asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with the fee schedule in the table, below:

Annual rate at all asset levels
0.40%

The computation shall be made for each calendar day on the basis of net assets as of the close of the preceding day. In the case of the suspension of the computation of net asset value, the fee for each calendar day during such suspension shall be computed as of the close of business on the last full day on which the net assets were computed. Net assets as of the close of a full day shall include all transactions in shares of the Fund recorded on the books of the Fund for that day.

Managed by J. & W. SELIGMAN & CO. INCORPORATED INVESTMENT MANAGERS AND ADVISORS ESTABLISHED 1864 100 Park Avenue, New York, NY 10017

Notice of Special Meeting of Stockholders and Proxy Statement

Time:	October 7, 2008
10:30 A.M.

Place:	Venable LLP
750 East Pratt Street
4th Floor Conference Center
Baltimore MD 21202

Please authorize your proxy by telephone, by the Internet, or by mailing the enclosed Proxy Card in the enclosed return envelope which requires no postage if mailed in the United States.

[FORM OF PROXY CARD]

YOUR VOTE IS IMPORTANT

Please complete, date, sign and mail your proxy card in the

envelope provided as soon as possible.

TO SUBMIT A PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE

PROXY	Tri-Continental Corporation	COMMON
	100 Park Avenue, New York,	STOCK
New York 10017

The undersigned stockholder of Tri-Continental Corporation, a Maryland corporation (the “Corporation”), hereby revokes any previous proxies, acknowledges receipt of the Notice of Special Meeting and Proxy Statement for the Special Meeting of Stockholders (the “Meeting”) of the Corporation, to be held at 10:30 a.m., local time, on October 7, 2008, at the offices of Venable LLP, 750 East Pratt Street, 4th Floor Conference Center, Baltimore, MD 21202, and appoints WILLIAM C. MORRIS, PAUL B. GOUCHER and BRIAN T. ZINO (or any of them) as proxies for the undersigned, with full power of substitution in each of them, to attend the Meeting (and any adjournments or postponements thereof) and to cast on behalf of the undersigned all the votes the undersigned is entitled to cast at the Meeting (and any adjournments or postponements thereof) and otherwise represent the undersigned at the Meeting (and any adjournments or postponements thereof) with all the powers possessed by the undersigned if personally present at the Meeting (and any adjournments or postponements thereof).

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast (i) FOR the approval of a new investment management services agreement (Proposal 1) and (ii) FOR each of the nominees of the Board of Directors (Proposal 2). The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any procedural matter related to Proposal 1 or Proposal 2 that may properly come before the Meeting (and any adjournments or postponements thereof), including, but not limited to, proposing and/or voting on adjournment of the Meeting with respect to one or more proposals, including, but not limited to, in the event that sufficient votes in favor of any Board proposal are not received. The effectiveness of Proposal 1 and Proposal 2 are contingent on the acquisition of the Corporation’s manager, J. & W. Seligman & Co. Incorporated, as described in the accompanying Proxy Statement. THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS. YOUR VOTE IS IMPORTANT. Complete, sign on reverse side and return this card as soon as possible. Mark each vote with an X in the box.

(Continued and to be signed on the reverse side)

THERE ARE THREE WAYS TO AUTHORIZE THE PROXIES

TO CAST YOUR VOTES

TELEPHONE	INTERNET	MAIL

This method is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE
1-877-816-0833, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your instruction card ready, then follow the prerecorded instructions. Your instructions will be confirmed and votes cast as you direct. This method is available until 11:59 p.m. New York City time on October 6, 2008.

This method may also be available by telephone through the Corporation’s proxy solicitor.

Visit the Internet website at

http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. This method is available until 11:59 p.m. New York City time on October 6, 2008.

Simply complete, sign and date your proxy card and return it in the postage-paid envelope. If you are using a telephone or the Internet to cast your vote, please do not mail your proxy card.
COMPANY NUMBER		CONTROL NUMBER

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote FOR the approval of the new investment management services agreement (Proposal 1) and FOR all nominees (Proposal 2), each as more fully described in the accompanying Proxy Statement.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:    ■

☐ To vote FOR all Proposals for the Corporation, mark this box. No other vote is necessary.

Your Board Recommends
1. To approve a new Investment Management Services Agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. To elect 10 directors:
	Your Board Recommends FOR	Withhold

	All nominees ☐	All nominees ☐

(i) Four of which to hold office until the 2009 annual meeting of stockholders and until their successors are elected and qualify:

NOMINEES: Kathleen Blatz, Alison Taunton-Rigby, Pamela G. Carlton and William F. Truscott

(ii) Two of which to hold office until the 2010 annual meeting of stockholders and until their successors are elected and qualify:

NOMINEES: Arne H. Carlson and Anne P. Jones

(iii) Four of which to hold office until the 2011 annual meeting of stockholders and until their successors are elected and qualify:

NOMINEES: Patricia M. Flynn, Jeffrey Laikind, Stephen R. Lewis, Jr. and Catherine James Paglia

Instruction: To withhold authority to vote for one or more individual nominees,

write the name(s) of such person(s) below:

3. To vote and otherwise represent the undersigned on any procedural matter that may properly come before the Meeting with respect to Proposal 1 or Proposal 2.

PLEASE SIGN AND RETURN IMMEDIATELY

Please sign exactly as your name(s) appear(s) on this proxy, and date it. When shares are held jointly, each holder should sign. When signing in a representative capacity, please give title.

DATED: , 2008

Signature

Additional Signature (if held jointly)

[FORM OF PROXY CARD]

YOUR VOTE IS IMPORTANT

Please complete, date, sign and mail your proxy card in the

envelope provided as soon as possible.

TO SUBMIT A PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE

PROXY	Tri-Continental Corporation	PREFERRED
	100 Park Avenue, New York,	STOCK
New York 10017

The undersigned stockholder of Tri-Continental Corporation, a Maryland corporation (the “Corporation”), hereby revokes any previous proxies, acknowledges receipt of the Notice of Special Meeting and Proxy Statement for the Special Meeting of Stockholders (the “Meeting”) of the Corporation, to be held at 10:30 a.m., local time, on October 7, 2008, at the offices of Venable LLP, 750 East Pratt Street, 4th Floor Conference Center, Baltimore, MD 21202, and appoints WILLIAM C. MORRIS, PAUL B. GOUCHER and BRIAN T. ZINO (or any of them) as proxies for the undersigned, with full power of substitution in each of them, to attend the Meeting (and any adjournments or postponements thereof) and to cast on behalf of the undersigned all the votes the undersigned is entitled to cast at the Meeting (and any adjournments or postponements thereof) and otherwise represent the undersigned at the Meeting (and any adjournments or postponements thereof) with all the powers possessed by the undersigned if personally present at the Meeting (and any adjournments or postponements thereof).

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast (i) FOR the approval of a new investment management services agreement (Proposal 1) and (ii) FOR each of the nominees of the Board of Directors (Proposal 2). The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any procedural matter related to Proposal 1 or Proposal 2 that may properly come before the Meeting (and any adjournments or postponements thereof), including, but not limited to, proposing and/or voting on adjournment of the Meeting with respect to one or more proposals, including, but not limited to, in the event that sufficient votes in favor of any Board proposal are not received. The effectiveness of Proposal 1 and Proposal 2 are contingent on the acquisition of the Corporation’s manager, J. & W. Seligman & Co. Incorporated, as described in the accompanying Proxy Statement. THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS. YOUR VOTE IS IMPORTANT. Complete, sign on reverse side and return this card as soon as possible. Mark each vote with an X in the box.

(Continued and to be signed on the reverse side)

THERE ARE THREE WAYS TO AUTHORIZE THE PROXIES

TO CAST YOUR VOTES

TELEPHONE	INTERNET	MAIL

This method is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE

1-877-816-0833, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your instruction card ready, then follow the prerecorded instructions. Your instructions will be confirmed and votes cast as you direct. This method is available until 11:59 p.m. New York City time on October 6, 2008.

This method may also be available by telephone through the Corporation’s proxy solicitor.

Visit the Internet website at

http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. This method is available until 11:59 p.m. New York City time on October 6, 2008.

Simply complete, sign and date your proxy card and return it in the postage-paid envelope. If you are using telephone or the Internet to cast your vote, please do not mail your proxy card.
COMPANY NUMBER		CONTROL NUMBER

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote FOR the approval of the new investment management services agreement (Proposal 1) and FOR all nominees (Proposal 2), each as more fully described in the accompanying Proxy Statement.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:    ■

☐ To vote FOR all Proposals for the Corporation, mark this box. No other vote is necessary.

Your Board Recommends
1. To approve a new Investment Management Services Agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. To elect 10 directors:

	Your Board Recommends FOR	Withhold

	All nominees ☐	All nominees ☐

(i) Four of which to hold office until the 2009 annual meeting of stockholders and until their successors are elected and qualify:

NOMINEES: Kathleen Blatz, Alison Taunton-Rigby, Pamela G. Carlton and William F. Truscott

(ii) Two of which to hold office until the 2010 annual meeting of stockholders and until their successors are elected and qualify:

NOMINEES: Arne H. Carlson and Anne P. Jones

(iii) Four of which to hold office until the 2011 annual meeting of stockholders and until their successors are elected and qualify:

NOMINEES: Patricia M. Flynn, Jeffrey Laikind, Stephen R. Lewis, Jr. and Catherine James Paglia

Instruction: To withhold authority to vote for one or more individual nominees,

write the name(s) of such person(s) below:

3. To vote and otherwise represent the undersigned on any procedural matter that may properly come before the Meeting with respect to Proposal 1 or Proposal 2.

PLEASE SIGN AND RETURN IMMEDIATELY

Please sign exactly as your name(s) appear(s) on this proxy, and date it. When shares are held jointly, each holder should sign. When signing in a representative capacity, please give title.

DATED:                    , 2008

Signature

Additional Signature (if held jointly)